UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 14, 2008

LIBERTY ALLIANCE, INC.
(Exact name of registrant as specified in its charter)
Delaware (State of Incorporation)	000-52746 (Commission File No.)	87-0438200 (IRS Employer ID No.)

Room B, Second Floor, M-10, Central (W.)
Shenzhen High-Tech Park
Shenzhen 518057
People’s Republic of China
(Address of Principal Executive Offices)

(+86 755 26012223)
Registrant’s Telephone Number, Including International Code and Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled "Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs.  These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference.  The following discussion should be read in conjunction with our annual report on Form 10-K and our quarterly reports on Form 10-Q incorporated into this Current Report on Form 8-K by reference, and the consolidated financial statements and notes thereto included in our annual and quarterly reports.  We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Except as otherwise indicated by the context, references in this document to “Liberty Alliance, Inc.,” the “Company,” “we,” “us,” or “our” are references to the combined business of Liberty Alliance, Inc., and its direct or indirect subsidiaries. Unless the context otherwise requires, the term “SinoHub” means SinoHub, Inc., a Delaware corporation.

On May 12, 2008, the Company, SinoHub Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), SinoHub, Inc., a Delaware corporation and Steven L. White, the principal stockholder of the Company (the “Principal Stockholder”) entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Sub agreed to merge with and into SinoHub, with SinoHub being the surviving corporation (the "Merger").

On May 14, 2008, we completed the Merger and issued to the former stockholders of SinoHub 64,015,000 shares of the Company’s Common Stock in exchange for all the outstanding shares of SinoHub capital stock and the Company assumed options exercisable for an additional 1,713,078 shares of its Common Stock. At the closing, the Company also issued 1,785,000 shares of common stock to certain consultants for services rendered in connection with the Merger (“Consultant Shares”).  Immediately following the Merger, the Company had 70,000,000 shares of common stock outstanding and options exercisable for an additional 1,713,078 shares of common stock.  The original stockholders of the Company now hold approximately 6% of the issued and outstanding shares of the Company’s common stock on a fully diluted basis and the former SinoHub stockholders including the Consultant Shares now hold approximately 94% of the Company’s issued and outstanding shares of common stock.

For accounting purposes, the Merger was treated as a reverse acquisition with SinoHub as the acquirer and the Company as the acquired party. When we refer in this report to business and financial information for periods prior to the consummation of the Merger, we are referring to the business and financial information of the Company unless the context suggests otherwise.

Upon the closing of the Merger, the board of directors of the Company consisted of two directors: Steven L. White and Henry T. Cochran, and our executive officers consisted of Henry T. Cochran, Chief Executive Officer, Treasurer and Secretary; Lei Xia, President; and Willa Li, Chief Financial Officer.

A copy of the Merger Agreement was filed as Exhibit 2.1 to our current report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2008.

As a result of the closing of the Merger with SinoHub, Inc., the former stockholders of SinoHub, Inc. including the Consultant Shares own approximately 94% of the total outstanding shares of our common stock and 94% of the voting power.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on May 14, 2008, we acquired SinoHub, Inc. in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, the status of the Company immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of SinoHub, Inc. except that information relating to periods prior to the date of the reverse acquisition only relates to Liberty Alliance, Inc. unless otherwise specifically indicated.

In this report, we rely on and refer to information and statistics regarding our industry that we have obtained from a variety of sources. This information is publicly available for free and has not been specifically prepared for us for use in this report or otherwise. Although we believe that this information is generally reliable, we cannot guarantee, nor have we independently verified, the accuracy and completeness of this information.

DESCRIPTION OF BUSINESS

History

Liberty Alliance, Inc.

The Company was organized under the laws of the State of Utah on September 30, 1986 as G & G Management, Inc.  On December 8, 1986, the Company changed its name to Utah Innovation Associates, Inc.  The Company was formed to act as a small business innovation center to assist in the creation and development of companies involved in high-technology and bio-technology research and development.  In June 1989, the Company changed its name to Champion Concepts, Inc.  At that time the Company began phasing out its plans to act as a business incubator and expanded its search for potential acquisition candidates. On November 26, 1991, the Company merged with Liberty Alliance, Inc., a Delaware corporation.  From 1991 to 1994 the Company engaged in selling memberships in a consumer discount program that negotiated discounts for its members.  The business plan failed and in September 1994 management filed for Chapter 7 protection in the United States Bankruptcy Court.  The filing was dismissed on March 28, 1995.

The Company remained dormant until 2006 when it began preparations to become a public shell company and seek new business opportunities.  The Company planned to acquire, or merge with a targeted operating business seeking public company status.  In August 2006 the Company changed its name to Vestige, Inc., and in September 2006 the Company changed its name back to Liberty Alliance, Inc.

On May 12, 2008, the Company, SinoHub Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), SinoHub, Inc., a Delaware corporation and Steven L. White, the principal stockholder of the Company (the “Principal Stockholder”) entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Sub agreed to merge with and into SinoHub, with SinoHub being the surviving corporation (the "Merger").

On May 14, 2008, we completed the Merger and issued to the former stockholders of SinoHub 64,015,000 shares of the Company’s Common Stock in exchange for all the outstanding shares of SinoHub capital stock and the Company assumed options exercisable for an additional 1,713,078 shares of its Common Stock. At the closing, the Company also issued 1,785,000 shares of common stock to certain consultants for services rendered in connection with the Merger (“Consultant Shares”).  Immediately following the Merger, the Company had 70,000,000 shares of common stock outstanding and options exercisable for an additional 1,713,078 shares of common stock.  The original stockholders of the Company now hold approximately 6% of the issued and outstanding shares of the Company’s common stock on a fully diluted basis and the former SinoHub stockholders (including the Consultant Shares) now hold approximately 94% of the Company’s issued and outstanding shares of common stock.

SinoHub, Inc.

SinoHub, Inc. (“SinoHub”) was incorporated in the State of Delaware in 1999 under the name “Visual Modeling Inc.” In 2000, the company changed its name from “Visual Modeling Inc.” to “SinoHub, Inc.” SinoHub, Inc. (collectively with its subsidiaries hereinafter referred to as “SinoHub”) is a leading electronic components supply chain management (SCM) service provider. SinoHub provides SCM services to electronics manufacturers and component suppliers in the PRC. Our professional Supply Chain Management platform (the SCM Platform) integrates our proprietary, world-class Supply Chain Management (SCM) online software system (SinoHub SCM), logistics service centers located in key distribution/manufacturing cities in the PRC, and a one hundred person strong service team with extensive knowledge in electronics.

We primarily serve two types of customers:

•
Electronics manufacturers who consume electronic components by using them in the finished goods they manufacture, including Electronic Manufacturing Services (EMS) providers, Original Equipment Manufacturers (OEM), and other electronic products manufacturers. In 2007 manufacturers in China produced approximately US$359 billion of electronic products and approximately 80% of the components consumed by these manufacturers were imported.

•	Suppliers who provide electronic components to manufacturers, including electronic components manufacturers (vendors), distributors and traders.

We currently offer our customers two categories of services:

•
SCM Services.  We provide distribution and inventory management services. Working with our customers existing suppliers and distributors, we provide import and export services, warehousing services, including inventory management, kitting and repacking, and warehouse storage and insurance, and just-in-time delivery services.

•
Vendor Managed Inventory (VMI) Services.  We provide order fulfillment services and order procurement services. Order fulfillment is when the customer outsources to us their purchasing functions, but we are only authorized to purchase from their current suppliers at pre-negotiated prices. Order procurement is when we are allowed to source the components ourselves and resell the components to our customers. Using our extensive knowledge and experience in the electronic components market, we are able to source electronic components for our customers who do not have established relationships with suppliers or who wish to find alternative sources of supply.

Our customers are currently using our SCM Platform to streamline their information, money and material flow to improve efficiency, productivity and lower cost. From 2001 to 2007 the total value of the electronic components that our customers purchased, warehoused, imported, exported and financed utilizing our SCM Platform (our Processing Volume) increased by 72% to over US$156 million for the year ended December 31, 2007.  At the same time, SinoHub’s revenues for SCM and VMI Services, which are based upon our Processing Volume, increased by 123% to approximately $28.8 million for the year ended December 31, 2007.

SinoHub is now poised to become the standard electronic component SCM service provider in China.

Subsidiaries and Joint Ventures

The diagram below illustrates the current corporate structure of SinoHub and its subsidiaries:

SinoHub Electronics Shenzhen, Ltd. ("SinoHub Electronics SZ") was incorporated on September 19, 2000 in the People’s Republic of China (“PRC”) to provide one-stop SCM services for electronic manufacturers and distributors in southern China.  SinoHub Electronics SZ is wholly owned by SinoHub, Inc.

SinoHub SCM Shenzhen, Ltd. ("SinoHub SCM SZ") was incorporated on December 12, 2001 in the People’s Republic of China (“PRC”) to hold an import and export license in the PRC. SinoHub SCM SZ purchases and sells electronic component parts and provides Customs clearance services to our customers. 100% of the equity interest in SinoHub SCM SZ is held on behalf of SinoHub by SinoHub Electronics SZ through a Declaration of Trust with SinoHub Electronics SZ dated January 30, 2008. Through this trust agreement, SinoHub SCM SZ is considered a wholly owned subsidiary of SinoHub Electronics SZ.

SinoHub SCM Shanghai, Ltd. ("SinoHub SCM SH") was incorporated on March 9, 2005 in the People’s Republic of China (“PRC”) to provide one-stop SCM services for electronic manufacturers and distributors in northern China. SinoHub SCM SH is wholly owned by SinoHub Electronics SZ.

SinoHub Electronics Shanghai, Ltd. ("SinoHub Electronics SH") was incorporated on July 5, 2005 in the People’s Republic of China (“PRC”) to provide one-stop SCM services for electronic manufacturers and distributors in the PRC. SinoHub Electronics SH is wholly owned by SinoHub, Inc.

B2B Chips, Limited ("B2B Chips") was incorporated on June 12, 2006 in Hong Kong to purchase and sell electronic components. B2B Chips is wholly owned by SinoHub Electronics SZ.

SinoHub Technology (Hong Kong) Limited ("SinoHub Hong Kong") was incorporated on May 8, 2007 in Hong Kong and has not yet commenced business. SinoHub Hong Kong is wholly owned subsidiary of B2B Chips.

SinoHub’s mailing address and executive offices are located at 1 Room B, Second Floor, M-10, Central (W.), Shenzhen High-Tech Park, Shenzhen 518057, People’s Republic of China. SinoHub’s telephone number, including the International Code and Area Code is +86-755-26012223. SinoHub’s corporate website is www.sinohub.com. The Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, of Liberty Alliance, Inc. are available on the Securities and Exchange Commission (“SEC”) website. The public may read and copy any materials filed by Liberty Alliance with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. The contents of these websites are not incorporated into this filing.

Market Overview

The Electronic Component Industry in China

Industry

The world has witnessed the enormous growth of the Chinese electronic manufacturing industry over the past decade. In 2007 alone, China produced approximately US$359 billion of electronic products with over 80% of the electronic components consumed in this activity being imported. China is now the biggest consumer of electronic components in the world.1

As Chart 1 below shows, in 2006 China surpassed the US to become the top manufacturer of electronic products in the world. Almost all of the top EMS providers have manufacturing facilities in China.

____________________________
1 Reed Electronics Research (RER) November 2007.

As Chart 2 below shows, electronic product manufacturing in China has increased significantly every year since 2001, although Reed Electronics Research (RER) is forecasting slightly slower growth in 2009.

As Chart 3 below shows, the market value of Chinese electronic component consumption in manufacturing has surpassed US consumption every year since 2003.

Chart 3. Consumption of Electronic Components in Manufacturing in US$ Billions

As Chart 4 below shows, the growth rate of Chinese consumption of electronic components in manufacturing has also been in double digits every year and RER is forecasting an increase of approximately 10% for 2009.

Chart 4. Growth Rate of Consumption of Electronic Components in Manufacturing (%)

Market Opportunity

SCM in North America and Europe

In North America and Europe, the SCM service market is mature and well established, with the top 100 OEMS and EMS manufacturers, representing approximately 70% of the total available component market (TAM), receiving complete SCM services directly from the component manufacturers themselves. Substantially all of the approximately 30% of electronic components not purchased directly from the component manufacturers were purchased from franchise distributors, with the top three franchise distributors, Arrow, Avnet and Future holding approximately 70% of the Distributor Total Available Market (DTAM).

SCM in China

In China by comparison, even the largest OEMs and EMS manufacturers are unable to purchase components directly from U.S. and European component manufacturers, in large part because these component manufacturers do not have well established supply chains into China.  In addition, the explosive growth of electronic component distributors in China and the growth of Web-based Internet technology have created a very fragmented electronic components market, with no distributor capturing significant market share.  As of December 31, 2007, it was estimated that there were over four thousand electronic components distributors in China. To date, unlike the US and Europe, where large component manufacturers and franchise distributors provide complete SCM services to their customers, even the biggest electronic component distributors in China do not provide complete SCM services to their customers.

This market opportunity is expected to increase with the rapid development of new technologies which is expected to lead to the growth in the consumption of electronics products and China’s continuing growth as the world’s electronics factory.

SinoHub’s Solution

SinoHub offers a complete SCM Platform.  The SinoHub SCM Platform brings a systems approach to our customers, which enables them to understand, manage, and coordinate the flow of products and services,within their entire supply chain.  SinoHub’s SCM Platform consists of a Web-based online supply chain management system (SinoHub SCM), key service centers in Hong Kong, Shenzhen, and Shanghai, and a supply chain management service team that is able to work with our customers through our online system in real time.

SinoHub SCM

SinoHub SCM is a proprietary, world-class, web-based software system that provides our customers all the information they need with unparalleled security, accuracy and ease of use. Because we only deal with electronic components, we can implement any feature our customers require and still deliver exceptional performance. Since our SCM Platform is Web based, our customers can quickly determine the status of shipments, the status and location of inventory in any of our warehouses, and the status of financial transactions any time, day or night, from anywhere.  The SinoHub SCM is accessible in both Chinese and English.  The following flow chart illustrates the SinoHub SCM functionality.

SINOHUB SCM

Bilingual System Operating in CHINESE and ENGLISH.

SINOHUB SCM
Bilingual System Operating in CHINESE and ENGLISH.
Drive revenues
Front end solutions
Cut costs
Backend solutions
OEMs & EMS providers
OETS (Order entry & tracking)
Shipment tracking
Payment system
Bonded inventory control system
Vendor Managed Inventory
Foreign Exchange
Trading
Import/Export VAT tracking & refund
Inventory management information
WMS (warehouse management)
Shipment information system
Payment system
Finished orders database
Management information
Sourcing
Import doc. creation & mgt.
Suppliers
Executive Reporting System
Operations Results Tracking
Online Payment
Online Data Base Center

As described by the graph, SinoHub SCM operates in Simplified Chinese and English, providing the following functionality for electronic component suppliers:

•	Order entry with automated price and category checking
•	Order tracking
•	Inventory management information system (warehouse management)
•	Shipment information system
•	Payment system
•	Finished orders database
•	Operations results tracking
•	Executive reporting system

And, for OEMs and EMS companies it provides:

•	Order tracking
•	Shipment tracking
•	Payment system
•	Bonded inventory control system

•	Operations results tracking
•	Vendor Managed Inventory
•	VAT tracking for recovery on export
•	Online payment

In 2009 we plan to add:

•	XML based data exchange between suppliers and buyers

SinoHub Service Centers

SinoHub utilizes its physical locations as service centers for electronic component suppliers and OEM/EMS manufacturers. Geographical distances can significantly affect the ability to provide effective SCM services. Establishing multifunctional and technologically advanced service centers in major cities in China lowers costs and significantly improves service standards. SinoHub has established services centers in Shenzhen and Shanghai and intends to establish additional service centers in other locations in China. All service centers will be connected through the SinoHub SCM.

SCM Service Team

SinoHub has expended substantial time and resources to hire employees with experience in the electronic component field and to provide additional training to ensure the highest quality of service to our customers.  Our SCM Service Team includes approximately 100 employees with many years experience in the electronic component field.

SinoHub SCM Services

SinoHub’s supply chain management services include:

1.	Import and export services:
•	Customs applications and declaration: bonded customs declaration, application of import approval document, help with inspection & quarantine of the imports & exports
•	Tax reports generation and recording
•	Value added Tax advances and insurance (Our customers need for future rebate purposes)
•	Certificates for paid custom tax
•	A flexible combination of payment methods, including currency exchange.

2.	Warehouse services in Hong Kong, Shenzhen and Shanghai
•	Inventory management
•	Kitting, Repacking
•	Warehouse storage and insurance

3.	Delivery services
•	Door-to-door just-in-time delivery service
•	Guarantee one day for Shenzhen and two day delivery for other cities of in China from Hong Kong.

These value added services accompany our customers’ electronic components logistic operation every step of the way. Our customers access the status of their components in real time through SinoHub SCM and interact directly with our customer service representatives to resolve problems. The system has helped reduce errors, save cost and time and enable customers to get shorter time to market for their end products.

Fifty percent of the electronic components entering China are imported at HuangGang Customs in Shenzhen. SinoHub has achieved Client Coordinator Enterprise status with HuangGang Customs (the highest status possible). This special status awards the Company priority at HuangGang Customs and enables SinoHub to obtain Customs clearance up to 20 times faster than others importers, resulting in significant time saving for our customers.

Our SCM services provide critical information, visibility and credibility. We plan to establish the SinoHub brand to be synonymous with SCM services for electronic components in China, and to complement our VMI services with our total SCM solution.

Unlike express forwarders, SinoHub is able to charge for its SCM services as a percentage of the value of the goods it handles. SinoHub’s processing volume for SCM services in 2007 exceeded US$156 million and is expected to grow substantially in the future.

Vendor Managed Inventory (VMI) Services

Vendor Managed Inventory (VMI) is a streamlined approach to inventory management and order procurement or fulfillment. VMI involves collaboration between suppliers and their customers (e.g. distributor, retailer, OEM, or product end user) which changes the traditional ordering process.

Instead of sending purchase orders, customers electronically send daily demand information to the supplier. The supplier generates replenishment orders for the customer based on this demand information. The process is guided by mutually agreed upon objectives for the customer's inventory levels, fill rates, and transaction costs.

The goal of VMI is to align business objectives and streamline supply chain operations for both suppliers and their customers. The business value is a direct result of increased information flow:

•	Improved Inventory Turns

•	Improved Service

•	Increased Sales

SinoHub’s unique VMI services provide an easy and efficient way to meet customers’ fast changing production projects and growing demands. Our VMI services reduce our customers’ replenishment time; consolidates multiple requests to different suppliers, and lowers inventory costs.  Our VMI services also lower customers’ overhead and reduce redundancy.

Procurement, Fulfillment and Consignment

SinoHub’s VMI services also enable our customers to outsource to us one or more aspects of their inventory stocking, fulfillment, procurement and supply chain logistics operations. Depending on a customer’s needs, we can provide our customers’ procurement, fulfillment and consignment requirements. SinoHub has established relationships with many electronic component suppliers and manufacturers.  Based on years of experience in the electronic component industry and leveraging our SCM Platform, industry contacts and relationships with numerous suppliers, SinoHub is able to find the best supplier for the customer for each component. In providing procurement services, SinoHub purchases and takes title to the electronic components and then resells the electronic components to its customer at a markup. SinoHub offers its customers short term financing terms of typically up to 90 days on the purchase of electronic components. SinoHub then charges its customers VMI service fees and a finance charge on financed transactions.

Procurement service - SinoHub may purchase components from customer-specified suppliers, or from a number of different suppliers.  At a customer’s request, SinoHub will finance the purchase price.

Fulfillment service - SinoHub will complete the purchasing process from suppliers that customers specified and, at a customer’s request, will finance the purchase price.

Consignment service - SinoHub plans to let our customers provide us with a forecast or consumption schedule and SinoHub will arrange for and ensure delivery of, and warehouse, components and arrange shipment according to the customer’s schedule.

Component Trading

Sinohub’s position as a provider of SCM services and its close relationships with a number of components suppliers and manufacturers as well as its experiences in the electronic components industry provides a unique opportunity to source components for customers.

Our trading staff looks for opportunities to source components for manufacturer customers at more competitive prices than the manufacturer customer is currently receiving. When we can achieve a lower price, we will ask the customer if we can quote on that part. In this way we can lower the cost for the manufacturer while earning revenues and gross margin ourselves. It creates a win-win-win situation for the manufacturer customer, the supplier and for SinoHub. If a manufacturer customer is buying a specific component from one of SinoHub’s supplier customers, we will not interrupt that purchase.

In 2006 and 2007 revenues from VMI services and components trading were approximately $18.3 million and $27.7 million, respectively, representing approximately 96% of revenues in each year.

To mitigate the risk of purchasing and taking title to the components, we purchase only standard components that, if necessary, can be sold to other customers, and limit the size of each order.

Company Strengths

The strengths outlined below have contributed to our success so far and clearly differentiate us from our competitors. SinoHub has:

•
the leading supply chain management platform for electronic components industry in China that connects manufacturer customers, supplier customers and SinoHub in a real time, transparent environment to allow our customers to easily manage their own components supply chain operations 24x7 with great cost reduction and efficiency,

•	continuous technology innovation of the self-developed proprietary supply chain management system to expand functionality and improve customer satisfaction,

•	dedication and exclusive focus on providing supply chain management services for electronic components sector in China. We are a foot wide and a mile deep,

•	an established business model that solves real customer problems and enables the Company to profit, and

•	a strong and seasoned management team with many years experience in the electronic components industry.

As we enter out eighth year in business, we can look back and say that we have created an unassailable position for our Company. Our biggest remaining challenge is taking full advantage of all of the opportunities afforded by the platform we have built.

SinoHub’s Strategy

SinoHub is the only complete SCM service provider in China dedicated to electronic product manufacturers, suppliers and distributors.  Our goal is to make the SinoHub SCM platform the most effective SCM platform for electronic components manufacturers and suppliers--not only in China, but also in the world. To accomplish this strategy, we plan to:

•	increase brand awareness of SinoHub as the leading SCM service provider for electronic component manufacturers and distributors;

•
Continue to expand our SCM Platform and improve process efficiency. We intend to continue to expand our SCM Platform by adding warehouses, service centers and hubs in selected locations in China.   We will continue to invest in improving our processing efficiencies by enhancing our technologies and expanding our service team;

•	optimizing our SinoHub SCM, to create a dominant position,

•
continuing to expand the services we provide to our customers. We believe that the scope of our SCM services, differentiates us from many of our competitors. We will continue to look for ways to provide more value added services to become a best-in-class SCM service provider, and

•
expand our SCM Platform to locations outside China, including the United States, through strategic acquisitions. We intend to continue to leverage our reputation to aggressively pursue strategic acquisitions.

Major Customers and Suppliers

For each of the years ended December 31, 2007 and December 31, 2006, one customer represented ten percent and eleven percent of SinoHub’s total revenues, respectively. For the year ended December 31, 2007, three suppliers represented thirteen percent, eleven percent and ten percent, respectively of the electronic components we purchased.  The level of sales to any customer and purchases from any supplier may vary from quarter to quarter.  SinoHub does not expect significant customer concentration to continue in the future.

Competition

We compete with a number of companies in China that provide some but not all of the SCM services that we provide. We do not believe that any other company in China currently provides a complete SCM solution, although some electronic component vendors and distributors provide logistic services to their customers. In addition, local import/export companies such as Shenzhen Eternal Asia Supply Chain Company, Ltd., Shenzhen Strongjet Technology Company, Ltd. and Shenzhen Huafuyang Import and Export Company, Ltd. also offer logistics services, although none of these companies focus exclusively on the electronic components market. Professional forwarders like Federal Express and DHL provide express delivery to customers, however, they do not provide electronic component inventory management, currency exchange, VAT invoicing, and customs and excise tax transactions, and they are not focused on the electronics field.  We also compete with “in house” logistics service departments of large electronic component vendors, EMS providers and OEMs:

EMPLOYEES

As of May 8, 2008 SinoHub had 98 full-time employees:

•	70 employees in Shenzhen:

o	46 in our Headquarter’s Office in sales, customer support, MIS, administration, accounting, and general management;

o	14 in the warehouse and distribution center in the same location as our Headquarter’s Office in supply chain management (primarily warehouse management and logistics); and

o	10 in our office near Huanggang Customs providing import and export services.

•	16 employees in Hong Kong in supply chain management (primarily warehouse management and logistics); and

•	12 employees in Shanghai in sales, customer support, administration, accounting and supply chain management (primarily warehouse management and logistics)

PROPERTIES

Corporate Office.  We lease 7,342 square feet of office located at Room B, Second Floor, M-10, Central (W.), Shenzhen High-Tech Park, Shenzhen 518057, People’s Republic of China. This location is our corporate headquarters. We also lease 5,851 square feet of warehouse space on the ground floor of this building.  We occupy this facility under a lease that commenced on July 10, 2007 and ends on July 9, 2008. The base rent for this facility is $7,229 per month for the term of the lease. We are negotiating the lease of a new 12, 917 square foot warehouse facility in Shenzhen. The lease term is expected to run for two years at a monthly rent of approximately $8,500.

Shanghai Pudong Facility.  We lease approximately 12,084 square feet of office and warehouse space at 3rd floor, No.796 YunShang Road, Pudong district, Shanghai, PRC 201206 for a monthly rental of $3,513. We occupy this facility under a lease that commenced on March 23, 2006 and ends on March 22, 2011.

Shanghai Wai Gao Qiao Facility.  We lease approximately 5,380 square feet of warehouse space at D, Floor 5, Building 5, NO.350 XiYa Road, WaiGaoQiao Free Trade Zone, Shanghai, PRC 200131 for a monthly rental of $2,125. We occupy this facility under a lease that commenced on June 1, 2006 and ends on May 31, 2008. We intend to renew this lease for an additional three years.

Hong Kong 6th Floor Facility.  We lease approximately 2,238 square feet of warehouse in Flat K-L, 6/F, Wai Cheung Industrial Centre, 5 Shek Pai Tau Road, Tuen Mun, N.T. Kowloon, Hong Kong SAR for a monthly rental of $1,019.  We occupy this facility under a lease that commenced on July 31, 2007 and ends on July 31, 2008.

Hong Kong 8th Floor Facility.  We lease approximately 6,458 square feet of office/warehouse/other space in Flats A-D, I, L, N, 8/F, Wai Cheung Industrial Centre, 5 Shek Pai Tau Road, Tuen Mun, N.T. Kowloon, Hong Kong SAR for a monthly rental of $3,870. We occupy this facility under a lease that commenced on July 31, 2007 and ends on July 30, 2008.

We are negotiating the lease of a new 26,500 square foot warehouse facility in Hong Kong which we expect to enter into by June 1, 2008. The lease term is expected to run for 3 years at a monthly rent of approximately $18,000.

LEGAL PROCEEDINGS

None

RISK FACTORS

The Merger and the business of the combined company involve a high degree of risk. You should carefully consider the following risks and uncertainties facing the Company.

Risks Related to SinoHub’s Business

The industry we have chosen to concentrate our sales efforts is fast moving and our customers may not be successful in growing in pace with the industry.

We have chosen to concentrate our sales efforts in the fast moving mobile phone business and we are limited in terms of the number of new customers we can handle at any give time. We face the risk of our customers’ growth not keeping pace with this dynamic market. Despite our requirement of non-cancelable purchase orders from our customers, there is no guarantee that all our customers can pay for all of the goods they order.

Changes in governmental regulations affecting the export of electronics from China may hurt our business.

Factors which adversely affect export of electronic products from China may materially and adversely affect our business, financial condition, results of operations and business prospects, including:

•	regulatory restrictions, trade disputes, industry-specific quotas, tariffs, non-tariff barriers and taxes that may result in limiting exports from China.

•	The reduction or elimination of tax rebates or other forms of governmental subsidies and economic incentives for Chinese export products.

Our business is sensitive to general economic conditions.

Our business may be negatively affected by downturn in general economic conditions in major importing countries and regions and the rising labor and material costs in China.

Negative perception or publicity of Chinese products may hurt our business.

Any negative perception or publicity of Chinese electronic products may cause a decline in demand for Chinese electronic products and in turn negatively affect our sales and revenue.

SinoHub envisions a period of rapid growth that may impose a significant burden on its administrative and operational resources which if not effectively managed, could impair its growth.

SinoHub’s strategy envisions a period of rapid growth that may impose a significant burden on its administrative and operational resources. The growth of SinoHub’s business will require significant investments of capital and management’s close attention. SinoHub’s ability to effectively manage its growth will require it to substantially expand the capabilities of its administrative and operational resources and to attract, train, manage and retain qualified management, technicians and other personnel; SinoHub may be unable to do so. In addition, SinoHub’s failure to successfully manage its growth could result in its sales not increasing commensurately with capital investments. If SinoHub is unable to successfully manage its growth, SinoHub may be unable to achieve its goals.

SinoHub may not be able to raise the additional capital necessary to execute its business strategy, which could result in the curtailment of SinoHub’s operations.

SinoHub will need to raise substantial additional funds to fully fund its existing operations and for development, production, trading and expansion of its business. On December 31, 2007, SinoHub had positive working capital of approximately $6.6 million (including $4.3 million in cash and cash equivalents). SinoHub has no current arrangements with respect to sources of additional financing and the needed additional financing may not be available on commercially reasonable terms, on a timely basis or at all. The inability to obtain additional financing, when needed, would have a negative effect on SinoHub, including possibly requiring it to curtail. If any future financing involves the sale of the equity securities of SinoHub, the shares of common stock held by its stockholders could be substantially diluted. If SinoHub borrows money or issues debt securities, it will be subject to the risks associated with indebtedness, including the risk that interest rates may fluctuate and the possibility that it may not be able to pay principal and interest on the indebtedness when due.

Insufficient funds will prevent SinoHub from implementing its business plan and will require it to delay, scale back, or eliminate certain of its operations.

SinoHub will be required to hire and retain skilled technical and managerial personnel.

SinoHub’s continued success depends in large part on its ability to attract, train, motivate and retain qualified management and highly-skilled employees, particularly managerial, technical, sales, and marketing personnel, technicians, and other critical personnel. Any failure to attract and retain the required highly-trained managerial and technical personnel that are integral to production and development and technical support teams may have a negative impact on the operation of SinoHub’s plants, which would have a negative impact on revenues. There can be no assurance that SinoHub will be able to attract and retain skilled persons and the loss of skilled technical personnel would adversely affect it.

SinoHub is dependent upon its officers for management and direction and the loss of any of these persons could adversely affect its operations and results.

SinoHub is dependent upon its officers for implementation of its proposed expansion strategy and execution of its business plan. The loss of any of its officers could have a material adverse effect upon its results of operations and financial position. SinoHub does not maintain “key person” life insurance for any of its officers. The loss of any of its officers could delay or prevent the achievement of its business objectives.

SinoHub may be sued or become a party to litigation, which could require significant management time and attention and result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on its business, financial condition, results of operations and cash flows.

SinoHub may be subject to a number of lawsuits from time to time arising in the ordinary course of its business. The expense of defending itself against such litigation may be significant. The amount of time to resolve these lawsuits is unpredictable and defending itself may divert management’s attention from the day-to-day operations of its business, which could adversely affect its business, results of operations and cash flows. In addition, an unfavorable outcome in such litigation could have a material adverse effect on its business, results of operations and cash flows.

Compliance with Section 404 of the Sarbanes-Oxley Act on a timely basis may strain SinoHub’s limited financial and management resources, negatively affect its operating results, and cause SinoHub to fail to meet its reporting obligations.

The SEC, as directed by Section 404 of the Sarbanes-Oxley Act, adopted rules generally requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual report on Form 10-K that contains an assessment by management of the effectiveness of the company’s internal controls over financial reporting. This requirement will first apply to our annual report on Form 10-K for the fiscal year ending December 31, 2008 (unless such date is extended by the SEC). In addition, commencing with our annual report for the fiscal year ending December 31, 2008 (unless such date is extended by the SEC) our independent registered accounting firm must attest to and report on management’s assessment of the effectiveness of our internal controls over financial reporting.

SinoHub is developing and is implementing a Section 404 plan, and will retain outside consultants to assist in this effort.  SinoHub’s auditors have conferred with the Company and discussed their requirements.  The officers of SinoHub are aware of the requirement for internal controls and believe that the internal controls SinoHub has in place are effective.   SinoHub will continue to endeavor to improve its control environment as it adds staff and grows the company, and SinoHub is confident of its ability to meet the requirements of Section 404 of the Sarbanes-Oxley Act on a timely basis.

However, SinoHub may need to hire and/or engage additional personnel and incur incremental costs in order to complete and manage the work required by Section 404 of the Sarbanes-Oxley Act. SinoHub may not be able to completely implement its Section 404 plan on a timely basis. Additionally, upon completion of the implementation of its Section 404 plan, SinoHub may not be able to conclude that its internal controls are effective, or in the event that it concludes that its internal controls are effective, SinoHub’s independent accountants may disagree with its assessment and may issue a report that is qualified. The financial and management resources required to implement and comply with Section 404 of the Sarbanes-Oxley Act, and any failure to implement required new or improved controls or difficulties encountered in their management and implementation, could negatively affect SinoHub’s operating results or cause it to fail to meet its reporting obligations.

Risks Related to the People’s Republic of China

SinoHub’s Chinese subject it to certain risks inherent in conducting business operations in China, including political instability and foreign government regulation, which could significantly impact its ability to operate in such countries and impact its results of operations.

SinoHub conducts substantially all of its business in China.  SinoHub’s Chinese operations are, and will be, subject to risks generally associated with conducting businesses in foreign countries, such as:

•	foreign laws and regulations that may be materially different from those of the United States;
•	changes in applicable laws and regulations;
•	challenges to, or failure of, title;
•	labor and political unrest;
•	foreign currency fluctuations;
•	changes in foreign economic and political conditions;
•	export and import restrictions;
•	tariffs, customs, duties and other trade barriers;
•	difficulties in staffing and managing foreign operations;
•	longer time periods in collecting revenues;
•	difficulties in collecting accounts receivable and enforcing agreements;
•	possible loss of properties due to nationalization or expropriation; and
•	limitations on repatriation of income or capital.

Specifically, foreign governments may enact and enforce laws and regulations requiring increased ownership by businesses and/or state agencies, which could adversely affect SinoHub’s ownership interests in then existing ventures. The Company’s ownership structure may not be adequate to accomplish its business objectives in China. Foreign governments also may impose additional taxes and/or royalties on our business, which would adversely affect SinoHub’s profitability. In certain locations, governments have imposed restrictions, controls and taxes, and in others, political conditions have existed that may threaten the safety of employees and SinoHub’s continued presence in those countries. Internal unrest, acts of violence or strained relations between a foreign government and SinoHub or other governments may adversely affect its operations. These developments may, at times, significantly affect SinoHub’s results of operations, and must be carefully considered by its management when evaluating the level of current and future activity in such countries.

China’s economic policies could affect our business.

Substantially all of our assets are located in China and substantially all of our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China.

While China’s economy has experienced a significant growth in the past twenty years, growth has been irregular, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Fluctuation of the RMB may affect our financial condition by affecting the volume of cross-border money flow.

The value of the RMB fluctuates and is subject to changes in the People’s Republic of China political and economic conditions. Since July 2005, the conversion of RMB into foreign currencies, including USD, has been based on rates set by the People’s Bank of China which are set based upon the interbank foreign exchange market rates and current exchange rates of a basket of currencies on the world financial markets.

We may face obstacles from the communist system in The People's Republic of China.

Foreign companies conducting operations in The People’s Republic of China face significant political, economic and legal risks. The Communist regime in The People's Republic of China, including a stifling bureaucracy may hinder Western investment.

We may have difficulty establishing adequate management, legal and financial controls in the People's Republic of China.

The People's Republic of China historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the People's Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Because our assets and operations are located in China, you may have difficulty enforcing any civil liabilities against us under the securities and other laws of the United States or any state.

We are a holding company, and all of our assets are located in the Republic of China. In addition, our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these non-residents, or to enforce against them judgments obtained in United States courts, including judgments based upon the civil liability provisions of the securities laws of the United States or any state.

There is uncertainty as to whether courts of the Republic of China would enforce:

•	Judgments of United States courts obtained against us or these non-residents based on the civil liability provisions of the securities laws of the United States or any state; or

•
In original actions brought in the Republic of China, liabilities against us or non-residents predicated upon the securities laws of the United States or any state. Enforcement of a foreign judgment in the Republic of China also may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors' rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

The PRC legal system embodies uncertainties, which could limit law enforcement availability.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past 27 years has significantly enhanced the protections afforded to various forms of foreign investment in China. Each of our PRC operating subsidiaries and affiliates is subject to PRC laws and regulations. However, these laws and regulations change frequently and the interpretation and enforcement involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protection that we are entitled to by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive in more developed legal systems. Such uncertainties, including the inability to enforce our contracts, could affect our business and operation. In addition, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the industries in which we operate, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the availability of law enforcement, including our ability to enforce our agreements with the government entities and other foreign investors.

Risks Related to Liberty Stock

There can be no assurance that a liquid public market for our common stock will exist after the Merger.

Although Liberty’s shares of common stock are eligible for quotation on the OTC Bulletin Board electronic over-the-counter trading system, no shares trade on a regular basis and there may not be a significant market in such stock after the Merger. In addition, even then there can be no assurance that a regular and established market will be developed and maintained for our common stock upon completion of the Merger. There can also be no assurance as to the strength or liquidity of any market for our common stock or the prices at which holders may be able to sell their shares.

It is likely that there will be significant volatility in the trading price.

In the event that a public market for our common stock is created or maintained after the Merger, market prices for the common stock will be influenced by many factors and will be subject to significant fluctuations in response to variations in operating results of SinoHub and other factors. Our stock price will also be affected by the trading price of the stock of our competitors, investor perceptions of SinoHub, interest rates, general economic conditions and those specific to our industry, developments with regard to SinoHub’s operations and activities, our future financial condition, and changes in our management.

Risks relating to low priced stocks.

Although Liberty common stock currently is quoted and traded on the OTC Bulletin Board, the price at which the stock will trade after the consummation of the Merger cannot currently be estimated. The trading price of the common stock may be below $5.00. If our common stock trades below $5.00 per share, trading in the common stock may be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price share of less than $5.00 per share, subject to certain exceptions) and a two business day “cooling off period” before broker and dealers can effect transactions in penny stocks. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. These, and the other burdens imposed upon broker-dealers by the penny stock requirements, could discourage broker-dealers from effecting transactions in our common stock which could severely limit the market liquidity of our common stock and the ability of holders of our common stock to sell it.

We do not intend to pay dividends.

We have not paid any cash dividends on any of our securities since inception and we do not anticipate paying any cash dividends on any of our securities in the foreseeable future.

Future sales of our securities, or the perception in the markets that these sales may occur, could depress our stock price.

After the Merger, we will have issued and outstanding approximately (i) 70,000,000 shares of common stock and options exercisable for 1,713,078 shares of common stock. These securities will be eligible for public sale only if registered under the Securities Act or if the stockholder qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, or other applicable exemption. The market price of our capital stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them. These factors also could make it more difficult for us to raise capital or make acquisitions through the issuance of additional shares of our common stock or other equity securities.

The ability of the Board of Directors of Liberty to issue “blank check” preferred stock and any anti-takeover provisions we adopt may depress the value of our Common Stock.

The authorized capital of Liberty includes shares of “blank check” preferred stock.  The Liberty Board has the power to issue any or all of the authorized but unissued shares of its preferred stock, including the authority to establish one or more series and to fix the powers, preferences, rights and limitations of such class or series, without seeking stockholder approval.  They may, in the future, adopt anti-takeover measures.  The authority of the Liberty Board of Directors to issue “blank check” preferred stock and any future anti-takeover measures it may adopt, may in certain circumstances delay, deter or prevent takeover attempts and other changes in control of Liberty not approved by its Board of Directors.  As a result, Liberty stockholders may lose opportunities to dispose of their shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal and the market price of the Common Stock and the voting and other rights of its stockholders may also be affected.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis is based on, and should be read in conjunction with our audited historical consolidated financial statements, which are included elsewhere in this Report. Management’s Discussion and Analysis of Financial Condition and Results of Operations contains statements that are forward-looking. These statements are based on current expectations and assumptions that are subject to risk, uncertainties and other factors. Actual results could differ materially because of the factors discussed in “Risks Factors” above and elsewhere in this Report, and other factors that we may not know. All amounts are expressed in United States dollars.

OVERVIEW

SinoHub, Inc. (“SinoHub”), originally incorporated on March 23,1999 as Visual Modeling, Inc., is a Delaware company with headquarters in the city of Shenzhen in the People’s Republic of China (“the PRC” or “China”). For the first year of its existence it was operated by a different management team with the plan to produce software products. In the second quarter of 2000, the original business plan was abandoned and SinoHub adopted a new plan and recruited a new management team to enter the electronic component supply chain management field in China. In July 2000 we changed our name to “SinoHub, Inc.” in order to better reflect our vision under our new plan and management team.

We are now a leading provider of supply chain management (SCM) and Vendor Managed Inventory (VMI) services to electronic product manufacturers and electronic component suppliers and distributors in China. Our professional Supply Chain Management Platform integrates our proprietary, world-class SCM online software system (SinoHub SCM), logistics service centers in key locations in the PRC, and a one hundred person strong service team with extensive electronics knowledge to enable our customers to solve information, payment and material flow bottlenecks that constrain their development, profitability and growth. SinoHub’s SCM services include import and export services, procurement and warehouse services, and delivery services.  SinoHub’s VMI services include order fulfillment (where the customer outsources its purchasing functions with specific suppliers at pre-negotiated prices) and procurement services, (in which SinoHub sources and procures electronic components and then resells the components to its customers, and provides short-term financing).  When SinoHub provides VMI services, SinoHub acquires and takes title to the electronic components and then resells the components to its customers.

Revenues from SCM services are comprised of fees charged for (i) import and export services, including receiving fees and fees for customs clearance, (ii) warehousing and delivery fees; and (iii) fees charged for effecting payments to vendors on behalf of customers as required. SCM service fees are calculated as a percentage of the value of the goods handled for a customer. SCM service revenue is recognized when the services are performed. In 2006 and 2007, revenues from SCM services were $735,676 and approximatley $1.1 million, respectively, representing approximately 3.9% of total revenues in each year.

Revenues from VMI services and component trading are comprised of fees charged for fulfillment services and procurement services, which usually include finance charges, and revenues from the sale of electronic components to our customers. In 2006 and 2007, revenues from VMI services and components trading were approximately $18.3 million and $27.7 million, respectively, representing approximately 96.1% of total revenues in each year.

CONSOLIDATED RESULTS OF OPERATIONS

The cost of maintaining, operating and enhancing our SinoHub SCM Platform is allocated to both SCM services and VMI services.

Cost of Sales – Supply Chain Management primarily represents expenses directly incurred for providing SCM services, including logistics services, import/export services, warehouse services and a number of ancillary services such as kitting, insurance, repackaging and re-labeling.

Cost of Sales – Electronic Components primarily represents the cost of components, expenses incurred in dealing with suppliers, and financing charges.

Selling, general and administrative expenses are comprised of:

(A)           Salaries paid to executives and employees, stock-based compensation expense for stock granted to directors, executive officers and employees for services rendered calculated in accordance with SFAS 123R and employee bonuses;

(B)           Fees paid to consultants and professionals, stock-based compensation expense for stock, options and warrants granted to consultants and professionals for services rendered calculated in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”), audit fees, and fees associated with preparing for becoming a publicly traded company; and

(C)           Other selling, general & administrative expenses consisting primarily of marketing costs, sales commissions, depreciation expenses of tangible assets, amortization expenses of intangible rights, rental expenses, miscellaneous staff welfare and other benefits, travel expenses and miscellaneous office expenses.

Fiscal Year Ended December 31, 2007 Compared to Fiscal Year Ended December 31, 2006:

The following table highlights certain key financial information in our consolidated statements of operations:

US$	2007 ($)	% of Revenue	2006 ($)	% of Revenue
Supply Chain Management Service Income	1,123,617	3.9	735,676	3.9
Sales of Electronic Components (VMI service fees and component trading)	27,670,746	96.1	18,316,187	96.1
Cost of Goods Sold	22,125,737	76.8	15,008,686	78.8
Gross Profit	6,668,626	23.2	4,043,177	21.2
Income from Operations	3,988,803	13.9	1,212,417	6.4
Net Income	3,500,922	12.2	1,201,604	6.3
Foreign Currency Translation Gain	285,461	1.0	14,304	0.1
Comprehensive Income	3,786,383	13.1	1,215,908	6.4

Revenues

Revenues increased by 51.1% to $28,794,363 for the year ended December 31, 2007 as compared to $19,051,863 for the year ended December 31, 2006, primarily as a result of an increase in VMI services, particularly revenues from the sale of components to our customers. Revenues from VMI services and component trading increased 51.1% in 2007 to $27,670,746 from $18,316,187 in 2006. SCM service revenues increased 52.7% to $1,123,617 in 2007 from $735,676 in 2006.

Cost of Goods Sold

Supply Chain Management

Costs of SCM services increased 52.5% to $263,563 for the year ended December 31, 2007 from $172,780 for the year ended December 31, 2006 as a result of the increase in SCM service revenue.

Electronic Components

Costs associated with our VMI services and components trading increased by 47.4.% to $21,862,174 for the year ended December 31, 2007 compared to $14,835,906 for the year ended December 31, 2006 as a result of an increase in the amount of components we sold to our customers.

Gross Profit

Gross profit increased in actual dollars by 64.9% to $6,668,626 for the year ended December 31, 2007 compared to $4,043,177 for the year ended December 31, 2006 as a result of the corresponding increase in revenues. As a percentage of revenue, gross profit increased slightly from 21.2% in 2006 to 23.2% in 2007.

Selling, General and Administrative

Selling, General and Administrative decreased overall by 7.1% to $2,296,841 for the year ended December 31, 2007 compared to $ 2,470,947 for the year ended December 31, 2006 primarily due to a cost reduction program implemented by the Company in 2007.  Notwithstanding the foregoing, professional fees for the year ended December 31, 2007 increased by 17.8 % to $145,321 compared to $123,322 for the year ended December 31, 2006, primarily due to expenses associated with audit and legal fees in preparation for becoming a publicly traded company.  In addition, payroll increased by 19.7% to $1,289,734 for the year ended December 31, 2007 as compared to $1,077,410 for the year ended December 31, 2006, primarily due to an increase in the number of employees.

Other Income and Expense (includes Interest)

Other income increased by 34.7% to $21,273 for the year ended December 31, 2007 as compared to $15,789 for the year ended December 31, 2006.

Income Taxes

The Company derives all of its income in the PRC and is subject to income tax in the PRC. Income tax for the year ended December 31, 2007 was $509,154 as compared to $26,602 for the year ended December 31, 2006 in line with the large increase in income before taxes in 2007.

Comprehensive Income

The Company recorded comprehensive income (net income plus foreign currency translation gain) of $3,786,383 for the year ended December 31, 2007; an increase of 211% compared to $ 1,215,908 for the year ended December 31, 2006. This result was achieved because of improved margins and the fact that the Company managed to reduce selling, general and administrative expenses while increasing revenues by 51.1%.

CONSOLIDATED FINANCIAL CONDITION AND LIQUIDITY

As of December 31, 2007, current assets were $22,310,807, current liabilities were $15,696,610 and we had net working capital of $6,614,197. Cash at December 31, 2007 was $4,282,548 compared to $3,000,413 at December 31, 2006, an increase of $1,282,135.

Net cash provided by operating activities for the year ended December 31, 2007 was $2,126,602 compared to $1,306,975 for the year ended December 31, 2006, an increase of $819,627. The increase in net cash provided by operating activities was attributable to an increase in both revenue and operating margins in 2007.

Net cash used in investing activities for the year ended December 31, 2007 was $7,045,895 compared to net cash used in investing activities of $14,906 for the year ended December 31, 2006, an increase of $7,030,989. The net cash used in investing activities in 2007 was spent on new equipment to make our operations more efficient. SinoHub made a key investment in bar code equipment, which has enabled it to increase volume substantially without a corresponding increase in overhead.

Stockholders provided $1,395,814 in 2007, a 26.9% increase over 2006 when stockholders provided $1,100,000.  Net cash provided by financing activities increased to $5,828,959 in fiscal 2007 compared to $1,377,445 in fiscal 2006, primarily because of bank loans from China Construction Bank, China Industrial Bank and Shenzhen Development Bank in the total amount of $6,629,692.

Financing Activities

In 2007, we raised additional funds through the issuance of equity and promissory notes.

1.      Issuance of Warrants to purchase Common Stock, Common Stock, Warrants to purchase Convertible Preferred Stock and Convertible Preferred Stock

a) Warrant to Purchase Common Stock in 2007

On January 27, 2007, the Company issued a warrant to Peter Schech to purchase 122,600 shares of SinoHub, Inc. common stock for RMB 0.90 per share in connection with a loan by Mr. Schech to SinoHub. This warrant was exercised on December 28, 2007.

b) On various dates in 2007, SinoHub issued and sold shares of its common stock at prices between $0.05 and $0.121 per share:

Sold to	Amount	Date	Price per Share	Total Amount
Zhang Wei Tao	7,318	3/20/2007	$0.10	$731.80
Liu Wei Min	2,500	6/8/2007	$0.10	$250.00
Manfred Pfeifer	70,000	11/12/2007	$0.121	$8,467.74
Peter Schech	70,000	11/12/2007	$0.121	$8,467.74
Jan Rejbo	34,375	11/19/2007	$0.10	$3,427.50
Wan Zan	50,000	12/5/2007	$0.05	$2,500.00
Peter Schech	122,600	12/28/2007	$0.122	$14,951.22

c)  Warrant to Purchase Series C Convertible Preferred Stock in 2007

On November 27, 2007, the Company sold a warrant to Li Xian Qiu exercisable for 250,000 shares of SinoHub Series C Convertible Preferred Stock at $0.80 per share for US$50,000. This warrant was exercised on December 28, 2007.

d)  On various dates in November and December 2007, SinoHub issued and sold shares of its Series A and Series C Convertible Preferred Stock at prices between $0.17 and $0.80 per share.

Sold to	Series	Amount	Date	Price per Share	Total Amount
Li Xian Qiu	C	1,220,000	11/27/2007	$0.80	$976,000
Zhang Yi	C	30,000	11/27/2007	$0.80	$24,000
Ronald J. Holmeier	C	12,500	11/27/2007	$0.80	$10,000
Manfred J. Pfeifer	A	100,000	12/11/2007	$0.17	$17,000
Ronald Cochrane	C	12,500	12/14/2007	$0.80	$10,000
Li Xian Qiu	C	250,000	12/28/2007	$0.80	$200,000
Li Xian Qiu	C	75,000	12/28/2007	$0.80	$60,000

1.	Issuance of Promissory Notes .

On various dates in 2007, the Company issued and sold the following promissory notes:

Sold to	Amount	Date	Term	Interest	Date Repaid
Henry T. Cochran	$213,970.97	1/17/2007	1 year	7.69%	3/20/2007
Tracey Hutchinson	$10,004.00	1/26/2007	1 year	7.50%	1/26/2008
Peter Schech	158,209.68	1/27/2007	1 year	7.69%	Rolled over 1/27/2008
Jan Rejbo	101,003.00	6/20/2007	1 year	0.50%	11/19/2007

We will need significantly more cash to implement our business plan to expand our SCM Platform both within and outside China. We intend to raise these funds through the sale of additional equity or debt, long-term debt financings and operating cash flows. Due to the risk factors discussed in this document there can be no assurance that we will be successful in raising the additional funds necessary to carry out management’s plans for the future on acceptable terms or at all.  Our ability to obtain additional capital will also depend on market conditions, national and global economies and other factors beyond our control. We cannot assure you that we will be able to implement or capitalize on various financing alternatives. The terms of any debt or equity funding that we may obtain in the future may be unfavorable to us and to our stockholders.

MATERIAL SUBSEQUENT EVENTS

On January 17, 2008, SinoHub Electronics Shenzhen, Ltd. acquired 100% of SinoHub SCM Shanghai. On April 10, 2008 B2B Chips, Ltd. acquired 100% of SinoHub Technology (Hong Kong), Ltd.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our investors.

CRITICAL ACCOUNTING POLICIES

The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including but not limited to those related to income taxes and impairment of long-lived assets. We base our estimates on historical experience and on various other assumptions and factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Based on our ongoing review, we plan to adjust to our judgments and estimates where facts and circumstances dictate. Actual results could differ from our estimates.

We believe the following critical accounting policies are important to the portrayal of our financial condition and results and require our management's most difficult, subjective or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain.

1. Equipment, net

Equipment is stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life of the assets, which is from three to five years. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is reflected in the statement of operations. Repairs and maintenance costs on equipment are expensed as incurred.

2. Intangible rights, net

Equipment is stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life of the assets, which is from three to five years. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is reflected in the statement of operations. Repairs and maintenance costs on equipment are expensed as incurred.

3. Impairment of Long-Lived Assets

Long-lived assets, including intangible rights with definite lives, are reviewed for impairment whenever events or changes in circumstance indicate that the carrying amount of the assets may not be recoverable. An intangible right that is not subject to amortization is reviewed for impairment annually or more frequently whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset and intangible right exceeds the sum of the undiscounted cash flows expected to be generated from the asset’s use and eventual disposition. An impairment loss is measured as the amount by which the carrying amount exceeds the fair value of the asset calculated using a discounted cash flow analysis.

4 ..Convertible Promissory Notes and Warrants

In 2007, the Company issued warrants and had warrants outstanding from prior years. The fair value of these warrants was determined utilizing the Black-Scholes option pricing model.

5. Stock-based Compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment” , a revision to SFAS No. 123, “Accounting for Stock-Based Compensation” , and superseding APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. Effective January 1, 2006, the Company adopted SFAS 123R, using a modified prospective application transition method, which establishes accounting for stock-based awards in exchange for employee services. Under this application, the Company is required to record stock-based compensation expense for all awards granted after the date of adoption and nonvested awards that were outstanding as of the date of adoption. SFAS 123R requires that stock-based compensation cost is measured at grant date, based on the fair value of the award, and recognized in expense over the requisite services period.

Common stock, stock options and warrants issued to other than employees or directors in exchange for services are recorded on the basis of their fair value, as required by SFAS No. 123R, which is measured as of the date required by EITF Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services .” In accordance with EITF 96-18, the non-employee stock options or warrants are measured at their fair value by using the Black-Scholes option pricing model as of the earlier of the date at which a commitment for performance to earn the equity instruments is reached (“performance commitment date”) or the date at which performance is complete (“performance completion date”). The stock-based compensation expenses are recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Accounting for non-employee stock options or warrants which involve only performance conditions when no performance commitment date or performance completion date has occurred as of reporting date requires measurement at the equity instruments then-current fair value. Any subsequent changes in the market value of the underlying common stock are reflected in the expense recorded in the subsequent period in which that change occurs.

6.  Income Taxes

The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes” . Under SFAS 109, deferred tax assets and liabilities are provided for the future tax effects attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from items including tax loss carry forwards.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or reversed. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

7.  Foreign Currency Translation

The assets and liabilities of the Company’s subsidiaries denominated in currencies other than United States (“U.S.”) dollars are translated into U.S. dollars using the applicable exchange rates at the balance sheet date. For statement of operations’ items, amounts denominated in currencies other than U.S. dollars were translated into U.S. dollars using the average exchange rate during the period. Equity accounts were translated at their historical exchange rates. Net gains and losses resulting from translation of foreign currency financial statements are included in the statements of stockholders’ equity as accumulated other comprehensive income (loss). Foreign currency transaction gains and losses are reflected in the statements of operations. The fact that the company operates in RMB has generated substantial currency gains in 2007 and 2006 when translated into U.S. dollars and that will likely be the case in 2008 as well.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, FASB issued SFAS 157, “Fair Value Measurements.”. This statement defines fair value and establishes a framework for measuring fair value in generally accepted accounting principles. More precisely, this statement sets forth a standard definition of fair value as it applies to assets or liabilities, the principal market (or most advantageous market) for determining fair value (price), the market participants, inputs and the application of the derived fair value to those assets and liabilities. The effective date of this pronouncement is for all full fiscal and interim periods beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS 157 on its financial statements and related disclosures.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” which permit entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS 159 on its financial statements and related disclosures.

In December 2007, the FASB issued SFAS No. 141 (Revised), “ Business Combinations” (“SFAS No. 141 (R)”), replacing SFAS No. 141, “ Business Combinations” (“SFAS No. 141”), and SFAS No. 160, “ Noncontrolling Interests in Consolidated Financial Statements  — an Amendment of ARB No.  51” . SFAS No. 141(R) retains the fundamental requirements of SFAS No. 141, broadens its scope by applying the acquisition method to all transactions and other events in which one entity obtains control over one or more other businesses, and requires, among other things, that assets acquired and liabilities assumed be measured at fair value as of the acquisition date, that liabilities related to contingent consideration be recognized at the acquisition date and re-measured at fair value in each subsequent reporting period, that acquisition-related costs be expensed as incurred, and that income be recognized if the fair value of the net assets acquired exceeds the fair value of the consideration transferred. SFAS No. 160 establishes accounting and reporting standards for non controlling interests (i.e. minority interests) in a subsidiary, including changes in a parent’s ownership interest in a subsidiary and requires, among other things, that noncontrolling interests in subsidiaries be classified as a separate component of equity. Except for the presentation and disclosure requirements of SFAS No. 160, which are to be applied retrospectively for all periods presented, SFAS No. 141 (R) and SFAS No. 160 are to be applied prospectively in financial statements issued for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of adopting SFAS No. 141 (R) and SFAS No. 160 on its financial statements and related disclosures.

VOTING SECURITIES OF PRINCIPAL
STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s as of May 20, 2008, including shares that the named person has the right to acquire through options or warrants that become exercisable within 60 days after May 20, 2008, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of a class of the Company’s outstanding capital stock, (ii) each director, (iii) each of the executive officers named in the table under “Executive Compensation — Summary Compensation Table,”, and (iv) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

	Common Stock
Name of Beneficial Owner	#		% (1)
Officers and Directors
Henry T. Cochran (2)	13,423,514		19.2
Lei Xia (2)	8,552,378		12.2
De Hai Li (2)	2,974,740	(3)	4.2
Zan Wang (2)	3,160,661		4.5
Steven L. White 386 North 210 East Mapleton, UT 84664	686,325		*

All Officers and Directors as a Group (5 persons)	28,797,618		41.1

5% Holders
Jan Rejbo	15,683,234		22.4
Xian Qiu Li	3,718,425		5.3
_____________
* less than one percent
(1)	The percentage of Common Stock is calculated based upon 70,000,000 shares issued and outstanding.
(2)	The business address for these individuals is Room B, Second Floor, M-10, Central (W.), Shenzhen High-Tech Park, Shenzhen 518057, People’s Republic of China.
(3)	Includes 35,625 shares issuable pursuant to an outstanding stock option within 60 days after May 20, 2008.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is information regarding our current directors and current executive officers. Except as set forth below, there are no family relationships between any of our directors or executive officers. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns or is removed by the Board or his successor is elected then qualified. Directors are elected each year by our stockholders at the annual meeting. Each director holds his office until he resigns or is removed and his successor is elected and qualified.

Name	Age	Position	Term as a Director (1)
Henry T. Cochran	64	Chief Executive Officer and Chairman of the Board	March 1999 to the Present
Lei Xia	40	President and Director	July 2000 to the Present
Willa (De Hai) Li	39	Chief Financial Officer
Zan Wang	40	Director	July 2001 to the Present
Steven L. White (2)	53	Director
_______________
(1)	Reflects the date appointed to the Board of SinoHub, Inc.
(2)
Mr. White will resign from the Company's Board of Directors immediately upon the completion of the 10-day period beginning on the date of the Information Statement filed with the SEC pursuant to Rule 14F-1 of the Exchange Act has been mailed to the Company's stockholders.

The following is a brief description of the business experience and background of the Company’s current directors and executive officers:

Henry T. Cochran – Chief Executive Officer and Chairman of the Board

Mr. Cochran is the Chief Executive Officer and a founder of SinoHub.  Mr. Cochran has served as Chairman of the Board since inception and as Chief Executive Officer since May 2005. From April 2001 and prior to founding SinoHub, Mr. Cochran was a business consultant.  Mr. Cochran was President and CEO of Content Integrity, Inc. until April 2001. Prior to the formation of Content Integrity, Mr. Cochran was President and CEO of Advanced Visual Systems Inc., a leader in data visualization software for developers. Before AVS, he was Vice President of the Advanced Indexing Products department of Sybase, Inc. to which he sold his former company, Expressway Technologies. Mr. Cochran was the founder and CEO of Expressway Technologies, formerly known as Henco Software. Henco was founded in 1975. Mr. Cochran is regarded in the industry as one of the pioneering entrepreneurs in fourth-generation languages for his design of INFO, the product that launched Henco into the front lines of the software industry in the early 1980s. Mr. Cochran holds a M.S.in mathematics from the University of Maryland and a B.S. in mathematics and economics from Vanderbilt University.

Lei Xia – President

Mr. Xia is the President and a founder of SinoHub.  Since May 2005 Mr. Xia has been responsible for SinoHub’s strategic business development, sales and marketing. From July 2000 until May 2005, Mr. Xia was the Chief Executive Officer of SinoHub and oversaw all of SinoHub’s operations. Prior to founding SinoHub, Mr. Xia founded founded RGL Beijing, a high-end software distributor and solution provider. Prior to RGL Beijing, Mr. Xia helped to start NEFAB (China). NEFAB is a Swedish manufacturer and packaging solution provider to major OEMs such as Ericsson, Nokia, Motorola and Nortel. Mr. Xia held the position of China country sales manager for NEFAB and built a nationwide sales and service team from ground up. He started his career in the Chinese electronics industry in 1995 as general manager of Arrow Electronics Shanghai branch, where he built the most successful sales team of Arrow China. To begin his career in electronics, Mr. Xia worked in Arrow Electronics’ headquarters under Steve Kaufman, Arrow’s CEO, in 1994 as a management trainee for one year. Mr. Xia holds a B.S. in Electrical Engineering from the University of Alabama.

Willa Li – Chief Financial Officer

Willa Li joined SinoHub as its Chief Financial Officer on March 1, 2005. Prior to joining SinoHub, Mr. Li was the Chief Financial Officer of Shenzhen Excellence Investment Development Co., Ltd., which provides international logistics management, bonded warehouse, international shipment, international trading, real estate management,  and construction services. Mr. Li became the Chief Financial Officer of Shenzhen Excellence in May 2003. While at Shenzhen Excellence, Mr. Li raised capital of RMB 120 million, managed the acquisition of a State-owned company and created an effective financial management system for all seven subsidiaries.  Prior to Excellence, Mr. Li was the Chief Financial Officer of Hong Kong B&D Engine Co., Ltd. (Shenzhen) a large scale OEM for Mercedes Benz.  Mr. Li began his career in The Fourth Survey and Design Institute of China Railway where he progressed from bookkeeper, accountant, accounting supervisor and financial controller to chief finance officer. Mr. Li holds a Bachelor's degree in Economics and Management from Hubei University.

Zan Wang – Director

Mr. Wang is the General Manager of Xin Jun Long, an electronic component trading company, which he founded in May 2002. Prior to founding Xin Jun Long, Mr. Wang was the General Manager of Cytech Beijing (a distributor of electronic components for ALTERA, IDT, LTC, and Mircon). Before joining Cytech, he was a sales manager for Lestina for north China from 1996 until 1998. Lestina focuses on the PLD market, distributing integrated circuits for Altera, IDT, VLSI, Sipeex, Mircrel and WSI. Under Mr. Wang’s sales leadership, Lestina became the number one PLD supplier in China. Prior to Lestina, Mr. Wang handled over 10 product lines (e.g. Intel, AMD, National Semi Conductor, Texas Instruments, Philips, ST. AVX, Berg, and Bourns). He has a good understanding of hardware design and systems. He holds a MBA and a B.S. in Electrical Engineering from Peking University.

Steven L. White – Director

Mr. White earned his Bachelor of Science Degree from Brigham Young University in 1980 with a major in Accounting and a minor in English.  He is a member of the American Institute of Certified Public Accountants and has been employed by one national and two local CPA firms.  Since 1983, Mr. White has been employed in private accounting and has been the controller of several small businesses. He has been the owner and President and director of Sparrow, Inc., a small consulting business from 2000 to present; the President and director of eNutrition, Inc., from 2000 to 2003, a publicly traded company which sold nutritional products; the President and director of Excel Publishing, Inc., a publicly traded small publishing company from the fall of 2002 to the spring of 2003; the President and director of New Horizon Education, Inc., a publicly traded educational software company from 1998 to 2003; and the controller and chief financial officer of Phoenix Ink, LLC, a financial newsletter publisher, from 1999 to 2001.  Mr. White is currently serving as a Director of Acheron, Inc. and the Director and Sole Officer of Liberty Alliance, Inc., both are public companies.

Committees of the Board of Directors

The Company’s Board of Directors has not established any committees. The functions of the audit committee are currently performed by the Board of Directors, with assistance by expert independent accounting personnel and oversight by the entire board of directors. The Company is not currently subject to any law, rule or regulation requiring that it establish or maintain an audit committee. The Company believes that while the members of its Board of Directors are collectively capable of analyzing and evaluating financial statements and understanding internal controls and procedures for financial reporting, the Company would be well served to retain an independent director who would qualify as an “audit committee financial expert” and is currently seeking such a person.  The Company’s Board of Directors intends to establish audit, nominating and compensation committees.. The audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and our system of internal controls. The nominating committee will be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee will also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. The compensation committee will be primarily responsible for reviewing and approving salary and benefit policies (including stock options), including compensation of the Company’s executive officers.

DIRECTOR AND EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officer or acting in a similar capacity during the last two completed fiscal years, regardless of compensation level, and (ii) the Company’s two most highly compensated executive officers other than the principal executive officers serving at the end of the last two completed fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Total Compensation
Henry T. Cochran, Chief Executive Officer	2006	$52,930	$-	$-	$52,930
	2007	$55,611	$4,637	$-	$60,254
Lei Xia, President	2006	$37,807	$-	$-	$37,807
	2007	$39,722	$3,310	$-	$43,032
De Hai Li, Chief Financial Officer	2006	$30,246	$-	$10,000	$40,246
	2007	$31,778	$11,703	$108,900	$152,381

(1) The amounts in this column represent the amount recognized for financial statements reporting purposes under FAS 123R. The assumptions made when calculating the amounts in this table are found in Note 11 to the SinoHub consolidated financial statements for the year ended December 31, 2007 included herein.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to the value of all unvested stock held by the Company’s Named Executive Officers at December 31, 2007.

Stock Awards
Name	# of Unvested Shares	Market Value of Unvested Shares(1)
Henry T. Cochran	-	$-
Lei Xia	-	$-
De Hai Li	29,375	$5,875

(1) The market value of the unvested shares of common stock was determined by the Board of Directors of the Company on December 5, 2007 to be $0.20 per share.

Director Compensation

The Company did not pay any fees to, reimburse any expenses of, make any equity or non-equity awards to or pay any other compensation to its non-employee directors in 2007. All compensation paid to its employee directors is set forth in the tables summarizing executive officer compensation above.

EMPLOYMENT CONTRACTS

The officers have entered into standard employment contracts with SinoHub Electronics Shenzhen, Ltd., pursuant to which the officers are engaged to serve in their respective positions.  The employment contract sets forth the officer’s annual salary, hours of work, social insurance requirements and other terms.  This is the standard form of employment contract entered into with all of SinoHub’s employees.

There are no arrangements with any Named Executive Officer with respect to termination of employment or change of control transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

1.
On January 17, 2007, Henry T. Cochran, CEO and a member of SinoHub’s Board of Directors, purchased a one year 7.69% Note from SinoHub, Inc. in the amount of RMB 1,658,275 (approximately $213,971) which was repayable on demand. This Note was repaid by SinoHub on March 20, 2007. Interest expense paid on this Note for the year ended December 31, 2007 was $3,502.

2.
In June 2006, SinoHub issued and sold 1,000,000 shares of SinoHub common stock to the spouse of a member of SinoHub’s Board of Directors in consideration for the forgiveness of outstanding debt in the amount of $1,000,000.

3.
In May 2007, SinoHub issued 350,000 shares of its common stock to the spouse of a member of its Board of Directors for services rendered.  The shares were valued at $0.121 per share, for a total of $42,350.

DESCRIPTION OF SECURITIES

Description of Capital Stock

Common stock

We are authorized to issue up to 100,000,000 shares of common stock, $0.001 par value. As of May 20, 2008, 70,000,000 shares of our common stock were outstanding.

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment to our creditors, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. We have never declared or paid cash dividends. Our board of directors does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, $0.001 par value per share, no shares of which were issued and outstanding as of May 20, 2008.

Our Certificate of Incorporation authorizes our board to issue shares of preferred stock in one or more classes or series within a class upon authority of the board without further stockholder approval. Any preferred stock issued in the future may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Registration Rights

Certain holders of shares of our common stock are entitled to have their shares of common stock registered under the Securities Act pursuant to the terms and subject to the conditions set forth in a Registration Rights Agreement entered into among the Company and such holders. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration statement.

Resale of Restricted Securities

Rule 144. Rule 144 provides an exemption from registration under the Securities Act of 1933 for sales by holders of "restricted securities" (i.e., securities acquired directly or indirectly from the issuer or an affiliate of the issuer in a transaction or chain of transactions not involving a public offering) and for sales of "control securities" (i.e., securities held by affiliates, regardless of how they acquired them).

The rule contains five general conditions, as summarized below:

•
Current public information. There must be adequate current public information available about the issuer. Reporting companies must have been subject to public reporting requirements for at least 90 days immediately before the Rule 144 sale and must have filed all required reports (other than Forms 8-K) during the 12 months (or shorter period that the company was subject to public reporting) before the sale. For non-reporting companies (including companies that have been subject to the public reporting requirements for less than 90 days), certain other specified public information must be available.

•	Holding period. Restricted securities must be held for at least one year before they may be sold (securities issued in registered transactions are not subject to a holding period).
•
Volume limitations. In any three-month period, resales may not exceed a sales volume limitation equal to the greater of (i) the average weekly trading volume for the preceding four calendar weeks, or (ii) one percent of the outstanding securities of the class.

•	Manner-of-sale requirements. Resales must be made in unsolicited "brokers' transactions" or transactions directly with a "market maker" and must comply with other specified requirements.
•	Filing of Form 144. The seller must file a Form 144 if the amount of securities being sold in any three-month period exceeds 500 shares or $10,000 in aggregate sales price.
•
Non-affiliates who have not been an affiliate during the three months preceding the sale may sell their securities freely without any restrictions if they have held those securities for more than two years.

In February 2008, amendments to Rule 144 under the Securities Act of 1933 that substantially liberalized the rules governing the resale of securities issued in private transactions or held by affiliates became effective. The amendments shortened the holding periods for restricted securities of public companies, significantly reduced the conditions applicable to sales of restricted securities by non-affiliates, and modified other aspects of the rules.

Shortening of Holding Period under Rule 144

Under amended Rule 144, holders of restricted securities of reporting companies (i.e., companies that have been subject to public reporting requirements for at least 90 days before the sale) will be able to sell their securities after holding them for only six months, subject to specified conditions. Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the combined company.

Relaxed Conditions for Sales by Non-Affiliates under Rule 144

After six months but prior to one year from the date of acquisition of securities from the issuer or an affiliate of the issuer, non-affiliates of reporting companies may resell those securities under Rule 144 subject only to the current public information requirement. They will no longer have to file a Form 144, follow manner-of-sale requirements, or stay within the volume limitations. After holding securities for one year, non-affiliates of both reporting and non-reporting companies may resell those securities freely without any additional conditions under Rule 144.

Changes under Rule 144 for Sales by Affiliates

In general, affiliates will remain subject to all of the current requirements under Rule 144, subject to certain changes.

•	Current public information. The current public information requirement will remain unchanged.
•
Holding period. The holding period for restricted securities of reporting companies will be shortened from one year to six months. The holding period for restricted securities of non-reporting companies will remain at one year.

•
Volume limitations. Although the volume limitations for equity securities will remain unchanged, the volume limitations for debt securities will be relaxed to alternatively permit the sale of up to 10% of a tranche or class of debt securities in any three-month period.

•
Manner-of-sale requirements. The manner-of-sale requirements will be modified for equity securities to permit "riskless principal transactions" (in addition to "brokers' transactions" and transactions directly with a "market maker") and will be eliminated for debt securities.

•	Filing of Form 144. The threshold for filing a Form 144 will be raised to the lesser of 5,000 shares or $50,000 in aggregate sales price (up from 500 shares or $10,000).

Shares Received in Former Shell Company.  Under Rule 144, as recently amended in February 2008, persons receiving shares in a company that is or at any time was a shell company (as defined in the Exchange Act) will not be entitled to sell the shares received pursuant to Rule 144 until such time as information about the former shell company that is equivalent to the information required under Form 10 of the Exchange Act has been on file with the SEC for a period of one year.  As a result, the SinoHub stockholders receiving shares of Liberty in the merger will be unable to avail themselves of Rule 144 until one year after the Current Report on Form 8-K announcing the consummation of the Merger and complying with the requirements thereof has been filed with the SEC.

Registration Rights.  Holders of shares of SinoHub common stock issued in respect of SinoHub Series A Convertible Preferred Stock, holders of shares of SinoHub Series B Convertible Preferred Stock and SinoHub Series C Convertible Preferred Stock will be entitled to have their shares of SinoHub common stock registered under the Securities Act pursuant to the terms and subject to the conditions set forth in their respective Stock Purchase Agreement entered into among SinoHub and such holders. In addition, shares of Liberty subject to Lock-Up Agreements entered into among such holders and SinoHub in connection with the Merger are entitled to piggyback registration rights. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration statement.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Some provisions of Delaware law and our Certificate of Incorporation and amended and restated bylaws could make the following transactions more difficult:

•	acquisition of our company by means of a tender offer, a proxy contest or otherwise; and

•	removal of our incumbent officers and directors.

These provisions of our amended and restated certificate of incorporation and amended and restated bylaws, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

No Cumulative Voting.  Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our amended and restated certificate of incorporation do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Undesignated Preferred Stock.  The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

These and other provisions could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

Our independent stock transfer agent is InterWest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117. Their phone number is (801) 272-9294 and facsimile number is (801) 277-3147.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Over-the-Counter Electronic Bulletin Board under the symbol “LBTI.”  As of May 20, 2008, we had 389 stockholders of record. No bid quotations were available for the period ended December 31, 2007.

Liberty has not paid, nor declared, any dividends since our inception and do not intend to declare any such dividends in the foreseeable future. Our ability to pay dividends is subject to limitations imposed by Delaware law. Under Delaware law, dividends may be paid to the extent that a corporation’s assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.

Reports to Stockholders

We intend to continue to comply with the periodic reporting requirements of the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at ‘‘http://www.sec.gov.’’

Dividends

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. We have never declared or paid cash dividends. Our board of directors does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiary, Oriental Fashion, from time to time may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s Bylaws provide that, to the fullest extent permitted by law, the Company shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of the Company, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

The Company’s Certificate of Incorporation provides for the indemnification of, and advancement of expenses to, such agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted under Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company intends to enter into agreements with its future directors and executive officers, that require the Company to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing, or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section.

Settlement by the Company. The right of any person to be indemnified is subject always to the right of the Company by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

ITEM 3.02 RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the Agreement and Plan of Merger, on May 14, 2008, we issued 64,015,000 shares of our Common Stock to the former stockholders of SinoHub, Inc.  Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, in part pursuant to Regulation S and Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933.  We made this determination based on the representations of the stockholders of SinoHub, Inc. that such stockholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such stockholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the entities and individuals understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

As explained more fully in Item 2.01, in connection with the Agreement and Plan of Merger, on May 14, 2008, we issued 64,015,000 shares of our Common Stock to the former stockholders of SinoHub, Inc.  As such, immediately following the Closing of the Merger, the former stockholders of SinoHub, Inc. held approximately 91% of the total combined voting power of all classes of our outstanding stock entitled to vote.

In connection with the Closing of the Merger, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report on Form 8-K, Steven L. White resigned as the sole executive officer.  Further, effective May 14, 2008, Henry T. Cochran (the “New Director”) was appointed as a member of our board of directors.  Finally, effective May 14, 2008, Henry T. Cochran was appointed as our Chairman, CEO and Secretary, Lei Xia as our President and De Hai Li, as our Chief Financial Officer and Treasurer.

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated by reference into this section.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired

Filed herewith are the following:

Audited consolidated financial statements of SinoHub, Inc. and subsidiaries for the years ended December 31, 2007 and 2006.

(b)           Pro forma statements are not presented for Liberty Alliance, Inc, and its subsidiaries as Liberty Alliance, Inc. was, immediately prior to the Merger, a shell company with no active business operations. Had the Merger been completed as of January 1, 2007, the basic and diluted profit per share for the combined consolidated companies would have been $0.05 for the year ended December 31, 2007.

(c)           Exhibit Index

Exhibit Number	Description

2.1 (1)
Agreement and Plan of Merger by and among Liberty Alliance, Inc., a Delaware corporation, SinoHub Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, SinoHub, Inc., a Delaware corporation and Steven L. White, the principal stockholder of Liberty Alliance, Inc., dated May 12, 2008.

3.1 (2)	Amendment and Restated Certificate of Incorporation of Liberty Alliance, Inc.

3.2 (2)	Certificate of Amendment of Liberty Alliance, Inc.

3.3	Amended and Restated Bylaws of Liberty Alliance, Inc.

10.1	Tenancy Agreement by and between Rui Yong Ltd. and SinoHub Technology (Hong Kong), Ltd., dated July 31, 2007.

10.2	Tenancy Agreement by and between Rui Yong Ltd. and SinoHub Technology (Hong Kong), Ltd., dated July 31, 2007.

10.3	Lease Agreement by and between Zhou Dan and SinoHub SCM Shanghai, Ltd. dated March 23, 2006.

10.4	Shanghai Wai Gao Qiao Bonded Zone Tenancy Agreement by and between Shanghai Xin Yong Logistics Ltd. and SinoHub Electronics Shanghai, Ltd., dated June 1, 2008.

10.5	Shenzhen Real Estate Lease Agreement by and between Shenzhen Fengfu Real Estate Co. Ltd. and SinoHub SCM Shenzhen, Ltd., dated July 16, 2007.

10.6	Shenzhen Real Estate Lease Agreement by and between Shenzhen Feng Fu Ltd. and SinoHub SCM Shenzhen, Ltd., dated July 10, 2007.

10.7	Form of Contract of Employment.

10.8	Promissory Note Issued by SinoHub, Inc. to Henry T. Cochran, dated January 17, 2007

21.1	Subsidiaries of the Company.

(1) Incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on May 15, 2008.
(2) Incorporated by reference from the Company’s Form 10SB filed with the Securities and Exchange Commission on August 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Liberty Alliance, Inc.

Date: May 20, 2008	/s/Henry T. Cochran
Chief Executive Officer

/s/ De Hai Li
De Hai Li
Chief Financial Officer

Jimmy C.H. Cheung & Co Certified Public Accountants (A member of Kreston International)	Registered with the Public Company Accounting Oversight Board

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

SinoHub, Inc.

We have audited the accompanying consolidated balance sheets of SinoHub, Inc. and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SinoHub, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

JIMMY C.H. CHEUNG & CO

Certified Public Accountants

Hong Kong
Date:  May 2, 2008

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Tel: (852) 25295500 Fax: (852) 28651067 Email: jimmycheung@jimmycheungco.com Website: http://www.jimmycheungco.com

SINOHUB AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2007 AND 2006

ASSETS
	2007	2006

CURRENT ASSETS
Cash and cash equivalents	$4,282,548	$3,000,413
Restricted cash	5,509,183	-
Accounts receivable, net of allowance	9,747,515	5,513,672
Prepaid expenses and other current assets	426,349	3,006,435
Inventories, net	852,446	1,459,472
Due by a related company	1,492,766	-
Total Current Assets	22,310,807	12,979,992

PROPERTY AND EQUIPMENT, NET	845,909	1,064,674

TOTAL ASSETS	$23,156,716	$14,044,666

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$6,777,183	$4,885,488
Other payables and accrued liabilities	307,293	4,082,962
Notes payable	6,904,430	-
Other loans payable	250,793	564,000
Income tax and other taxes payable	1,456,911	568,759
Due to a director	-	203,038
Due to a related company	-	1,637,249
Total Current Liabilities	15,696,610	11,941,496

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Series A convertible preferred stock ($0.001 par value, 3,000,000 shares authorized, 3,000,000 shares and 2,900,000 shares issued and outstanding
as of December 31, 2007 and 2006 respectively)	3,000	2,900
Series B convertible preferred stock ($0.001 par value, 2,333,334 shares authorized, 2,333,334 shares issued and outstanding
as of December 31, 2007 and 2006)	2,333	2,333
Series C convertible preferred stock ($0.001 par value, 1,600,000 shares authorized, 1,600,000 shares and Nil shares issued and outstanding
as of December 31, 2007 and 2006 respectively)	1,600	-
Common stock ($0.001 par value, 20,000,000 shares authorized,
10,282,288 shares and 8,610,000 shares issued and outstanding
as of December 31, 2007 and 2006 respectively)	10,282	8,610
Additional paid-in capital	4,508,681	2,941,500
Retained earnings (accumulated deficit)
Unappropriated	2,309,509	(849,125)
Appropriated	356,098	13,810
Accumulated other comprehensive income (loss)	268,603	(16,858)
Total Stockholders' Equity	7,460,106	2,103,170
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$23,156,716	$14,044,666

The accompanying notes are an integral part of these consolidated financial statements

SINOHUB AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

NET SALES
Supply Chain Management Services income	$1,123,617	$735,676
Trading in electronic components	27,670,746	18,316,187
Total Net Sales	28,794,363	19,051,863

COST OF SALES
Cost of sales - Supply Chain Management	263,563	172,780
Cost of sales - Trading electronic components	21,862,174	14,835,906
Total Cost of Sales	22,125,737	15,008,686

GROSS PROFIT	6,668,626	4,043,177

OPERATING EXPENSES
Selling, general and administrative expenses	2,296,841	2,470,947
Depreciation	382,982	359,813
Total Operating Expenses	2,679,823	2,830,760

INCOME FROM OPERATIONS	3,988,803	1,212,417

OTHER INCOME (EXPENSE)
Other expenses	(27,206)	(3,777)
Other incomes	70,092	23,088
Interest expense	(146,005)	(31,691)
Interest income	124,392	28,169
Total Other Income, net	21,273	15,789

NET INCOME BEFORE TAXES	4,010,076	1,228,206

Income tax expense	(509,154)	(26,602)

NET INCOME	3,500,922	1,201,604

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	285,461	14,304

COMPREHENSIVE INCOME	$3,786,383	$1,215,908

Net income per share-basic	$0.37	$0.15
Weighted average number of share-basic	9,486,302	7,817,178
Net income per share-diluted	$0.24	$0.09
Weighted average number of share diluted	14,850,629	13,050,512

The accompanying notes are an integral part of these consolidated financial statements

SINOHUB AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME
FOR THE YEARS ENDEDDECEMBER 31, 2007 AND 2006

	Series A Convertible		Series B Convertible		Series C Convertible				Additional	retained earnings	Appropriated	Accumulated other
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		paid-in	(Accumulated	retained	comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit)	earnings	income (loss)	Total

Balance at December 31, 2005	2,900,000	$2,900	2,333,334	$2,333	-	$-	6,540,000	$6,540	$1,815,643	$(2,036,919)	$-	$(31,162)	$(240,665)

Stock issued for cash	-	-	-	-	-	-	900,000	900	99,100	-	-	-	100,000

Stock issued for debt forgiveness	-	-	-	-	-	-	1,000,000	1,000	999,000	-	-	-	1,000,000

Stock compensation expenses-shares issued	-	-	-	-	-	-	100,000	100	9,900	-	-	-	10,000

Stock compensation expenses-options issued	-	-	-	-	-	-	-	-	1,448	-	-	-	1,448

Stock issued for services	-	-	-	-	-	-	70,000	70	6,930	-	-	-	7,000

Warrants issued for services	-	-	-	-	-	-	-		9,479	-	-	-	9,479

Net income for the year	-	-	-	-	-	-	-	-	-	1,201,604	-	-	1,201,604

Foreign currency translation gain	-	-	-	-	-	-	-	-	-	-	-	14,304	14,304

Comprehensive income	-	-	-	-	-	-	-	-	-	-	-	-	1,215,908

Transfer from retained earnings to
statutory and staff welfare reserves	-	-	-	-	-	-	-	-	-	(13,810)	13,810	-	-

Balance at December 31, 2006	2,900,000	2,900	2,333,334	2,333	-	-	8,610,000	8,610	2,941,500	(849,125)	13,810	(16,858)	2,103,170

Exercise of warrants for cash @$0.17	100,000	100	-	-	-	-	-	-	16,900	-	-	-	17,000

Stock issued for cash	-	-	-	-	1,600,000	1,600	-	-	1,278,400	-	-	-	1,280,000

Warrants issued for cash	-	-	-	-	-	-	-	-	50,000	-	-	-	50,000

Exercise of options for cash @$0.05 to $0.1	-	-	-	-	-	-	94,688	467	56,500	-	-	-	56,967

Exercise of warrants for cash @$0.121	-	-	-	-	-	-	262,600	263	31,625	-	-	-	31,888

Stock compensation expenses-shares issued	-	-	-	-	-	-	900,000	900	108,000	-	-	-	108,900

Stock compensation expenses-options issued	-	-	-	-	-	-	-	-	6,248	-	-	-	6,248

Stock issued for services	-	-	-	-	-	-	350,000	35	42,315	-	-	-	42,350

Stock issued for services	-	-	-	-	-	-	65,000	7	7,858	-	-	-	7,865

Warrants issued for services	-	-	-	-	-	-	-	-	9,376	-	-	-	9,376

Distributions to stockholders	-	-	-	-	-	-	-	-	(40,041)	-	-	-	(40,041)

Net income for the year	-	-	-	-	-	-	-	-	-	3,500,922	-	-	3,500,922

Foreign currency translation gain	-	-	-	-	-	-	-	-	-	-	-	285,461	285,461

Comprehensive income	-	-	-	-	-	-	-	-	-	-	-	-	3,786,383

Transfer from retained earnings to
statutory and staff welfare reserves	-	-	-	-	-	-	-	-	-	(342,288)	342,288	-	-

Balance at December 31, 2007	3,000,000	$3,000	2,333,334	$2,333	1,600,000	$1,600	10,282,288	$10,282	$4,508,681	$2,309,509	$356,098	$268,603	$7,460,106

The accompanying notes are an integral part of these consolidated financial statements

SINOHUB AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,500,922	$1,201,604
Adjusted to reconcile net income to cash provided
by operating activities:
Depreciation	382,982	359,813
Stock compensation expenses-shares issued	108,900	10,000
Amortization of stock option compensation	6,248	1,448
Stock issued for services	50,215	7,000
Warrants issued for services	9,376	9,479
Changes in operating assets and liabilities
(Increase) Decrease in:
Accounts receivable	(3,700,988)	3,198,436
Prepaid expenses and other current assets	2,676,108	(2,912,642)
Inventories	679,324	(94,539)
Increase (Decrease) in:
Accounts payable	1,493,553	(3,690,542)
Other payables and accrued liabilities	(3,895,261)	2,652,581
Income tax and other taxes payable	815,223	564,337
Net cash provided by operating activities	2,126,602	1,306,975

CASH FLOWS FROM INVESTING ACTIVITIES
Restricted cash	(5,509,183)	-
Purchase of property and equipment	(103,345)	(14,906)
Due by a related company	(1,433,367)	-
Net cash used in investing activities	(7,045,895)	(14,906)

CASH FLOWS FROM FINANCING ACTIVITIES
Stock issued for cash	1,345,814	1,100,000
Warrants issued for cash	50,000	-
Due to a director	(203,038)	22,316
Bank loans borrowed	6,629,692	-
Other loans borrowed	-	321,791
Other loans repaid	(313,207)	-
Due to a related company	(1,680,302)	(66,662)
Net cash provided by financing activities	5,828,959	1,377,445

EFFECT OF EXCHANGE RATES ON CASH	372,469	6,877

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,282,135	2,676,391

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	3,000,413	324,022

CASH AND CASH EQUIVALENTS AT END OF YEAR	$4,282,548	$3,000,413

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expenses	$146,005	$31,691
Cash paid for income tax	$6,352	$2,232

The accompanying notes are an integral part of these consolidated financial statements

SINOHUB, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)           Organization

SinoHub, Inc. (previously Visual Modeling Inc.) is a U.S. company which was incorporated in Delaware on March 23, 1999.

SinoHub Electronics Shenzhen, Ltd. ("SinoHub Electronics SZ") was incorporated on September 19, 2000 in the People’s Republic of China (“PRC”) to provide one-stop supply chain management services for electronic manufacturers and distributors in southern China.  SinoHub Electronics SZ is wholly owned by SinoHub, Inc.

SinoHub SCM Shenzhen, Ltd. ("SinoHub SCM SZ") was incorporated on December 12, 2001 in the People’s Republic of China (“PRC”) to hold an import and export license in the PRC. SinoHub SCM SZ trades in electronic component parts and provides custom clearance services to customers. SinoHub SCM SZ is wholly owned by SinoHub Electronics SZ.

SinoHub SCM Shanghai, Ltd. ("SinoHub SCM SH") was incorporated on March 9, 2005 in the People’s Republic of China (“PRC”) to provide one-stop supply chain management services for electronic manufacturers and distributors in northern China. SinoHub SCM SH is wholly owned by SinoHub Electronics SZ.

SinoHub Electronics Shanghai, Ltd. ("SinoHub Electronics SH") was incorporated on July 5, 2005 in the People’s Republic of China (“PRC”) to provide one-stop supply chain management and warehousing services for electronic manufacturers and distributors in the PRC. SinoHub Electronics SH is wholly owned by SinoHub, Inc.

B2B Chips, Limited ("B2B Chips") was incorporated on June 12, 2006 in Hong Kong to trade certain electronic components. B2B Chips is wholly owned by SinoHub Electronics SZ.

SinoHub Technology (Hong Kong) Limited ("SinoHub Hong Kong") was incorporated on May 8, 2007 in Hong Kong and has not yet commenced business. SinoHub Hong Kong is wholly owned subsidiary by B2B Chips.

(B)           Principles of Consolidation

The accompanying consolidated financial statements for 2007 include the financial statements of SinoHub Inc. and its wholly owned subsidiaries, SinoHub Electronics SZ, SinoHub SCM SZ, SinoHub Electronics SH, SinoHub SCM SH, B2B Chips and SinoHub Hong Kong (collectively, “the Company”).

The accompanying consolidated financial statements for 2006 include the financial statements of SinoHub Inc. and its wholly owned subsidiaries, SinoHub Electronics SZ, SinoHub SCM SZ, SinoHub Electronics SH, SinoHub SCM SH and B2B Chips.

All significant inter-company accounts and transactions have been eliminated in consolidation.

(C)           Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SINOHUB, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

(D)           Cash and Cash Equivalents

For purpose of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with a maturity of less than three months.

The cash held in the bank as security for the Company’s bank loans is accounted for as restricted cash and is not shown as cash or cash equivalents on the balance sheet until the security for such funds has been released.

(E)           Accounts Receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.  An allowance for doubtful accounts is established and recorded based on managements’ assessment of the credit history with the customer and current relationships with them.

As of December 31, 2007 and 2006, the Company considers all its accounts receivable to be collectible and no provision for doubtful accounts has been made in the financial statements.

(F)           Inventories

Inventories are stated at cost, cost being determined on a first in first out method. No allowance is made for excess or obsolete inventories as all inventories are held for a short period of time. Inventory consists of electronic components purchased from suppliers.

(G)           Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation.  Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation is provided on a straight-line basis, less estimated residual values over the assets’ estimated useful lives. The estimated useful lives are as follows:

Plant and machinery                                                       5 Years
Motor vehicles                                                                5 Years
Furniture, fixtures and equipment                                2 to 5 Years

(H)           Long-lived Assets

The Company accounts for long-lived assets under the Statements of Financial Accounting Standards (“SFAS”) Nos. 142 and 144 “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 142 and 144”).  In accordance with SFAS No. 142 and 144, long-lived assets held and used by the Company are reviewed for impairment annually in the fourth quarter or more frequently if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. The Company believes that no impairment of property and equipment exists at December 31, 2007.

(I)           Financial Instruments

The Company analyzes all financial instruments with features of both liabilities and equity under SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities” and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” The convertible preferred shares issued in 2005 and the convertible note issued in 2007 did not require bifurcation or result in liability accounting. Additionally, the Company analyzes registration rights agreements associated with any equity instruments issued to determine if penalties triggered for late filing should be accrued under FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements.”

SINOHUB, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

(J)           Fair Value of Financial Instruments

SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Fair value of financial instruments is made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The carrying value of cash and cash equivalents, accounts receivable (trade and others), accounts payable (trade and related party), accrued liabilities, notes payable and other loans payable approximate their fair values because of the short-term nature of these instruments. The management of the Company is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company’s major operation is in the PRC, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between the United States dollars (“US$”) and the Chinese Renminbi (“RMB”). On July 21, 2005, the PRC allowed the RMB to fluctuate ending its decade-old valuation peg to the US$. The new RMB rate reflects an approximately 2% increase in value against the US$. Historically, the PRC government has benchmarked the RMB exchange ratio against the US$, thereby mitigating the associated foreign currency exchange rate fluctuation risk. The Company does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the PRC government continues to benchmark the RMB against the US$.

(K)           Derivative Instrument

The Company uses a cross currency hedge, a derivative financial instrument, to hedge the risk of rising interest rates on their variable interest rate debt. This type of derivative financial instrument is known as a cash flow hedge. The Company accounts for this interest rate swap in accordance with FAS No. 133, “Accounting for Derivatives Instruments and Hedging Activity,” which requires the derivative to be carried on the balance sheet at fair value and to meet certain documentary and analytical requirements to qualify for hedge accounting treatment. The above derivative qualifies for hedge accounting under FAS 133 and, accordingly, changes in the fair value effective portion is reported in accumulated other comprehensive income, net of related income tax effects. Amounts included in accumulated other comprehensive income are reclassified into earnings when the hedged transaction affects earnings.

At the inception of the transaction, the Company documents the relationship between hedging instruments and hedged items, as well as its risk management objective and the strategy for undertaking various hedge transactions. This process includes linking all derivatives designated to specific firm commitments of forecast transactions. The Company also documents its assessment, both at inception and on an ongoing basis, of whether the derivative financial instruments that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. Any portion deemed ineffective is recorded in earnings with the effective portion reflected in accumulated other comprehensive income. Changes in the fair values of derivative financial instruments accounted for as cash flow hedges, to the extent they qualify for hedge accounting, are recorded in accumulated other comprehensive income.

SINOHUB, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

(L)           Stock-Based Compensation

The Company adopted SFAS No. 123R, “Share-Based Payments.” This Statement requires a public entity to measure the cost of services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which services are received. Stock compensation for stock granted to non-employees has been determined in accordance with SFAS 123R and the Emerging Issues Task Force consensus Issue No. 96-18, "Accounting for Equity Instruments that are issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services" ("EITF 96-18"), as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured.

(M)           Revenue Recognition

Revenues represent the invoiced value of goods sold, recognized upon the delivery of goods to customers, less any sale discounts and allowances. Supply chain management services income comprise taking receipt of electronic components, custom clearances, warehousing, delivery and effecting payments to vendors on behalf of customers as required. Supply chain management service income is recognized when the services are provided.

(N)           Income Taxes

The Company accounts for income taxes under the SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

(O)           Foreign Currency Translation

SinoHub Inc., B2B Chips and SinoHub Hong Kong maintain their accounting records in their functional currencies in US$ and Hong Kong Dollars (“HK$”) respectively, whereas SinoHub SCM SZ, SinoHub Electronics SZ, SinoHub SCM SH and SinoHub Electronics SH maintain their accounting records in their functional currency in RMB.

Foreign currency transactions during the year are translated to their functional currencies at the approximate rates of exchange on the dates of transactions.  Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the approximate rates of exchange at that date.  No-monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired.  Exchange gains or losses are recorded in the statement of operations.

The financial statements of the subsidiaries (whose functional currencies are HK$ and RMB) are translated into US$ using the closing rate method.  The balance sheet items are translated into US$ using the exchange rates at the respective balance sheet dates.  The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the year.  All exchange differences are recorded as a component of accumulated other comprehensive income within equity. Translation gain for the years ended December 31, 2007 and 2006 was $285,461 and $14,304 respectively.

(P)           Comprehensive Income

The foreign currency translation gain or loss resulting from the translation of the financial statements expressed in HK$ and RMB to US$ is reported as other comprehensive income in the statements of operations and stockholders’ equity. Other comprehensive income for the years ended December 31, 2007 and 2006 was $285,461 and $14,304 respectively.

SINOHUB, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

(Q)           Earnings Per Share

Earnings per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock using the treasury method.

(R)           Segments

The Company operates in only one segment. Thereafter segment disclosure is not presented.

(S)           Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.”  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements.” The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.”  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

SINOHUB, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

2.           ACCOUNTS RECEIVABLE, NET

Accounts receivable at December 31, 2007 and 2006 consisted of the following:

	2007	2006

Accounts receivable	$9,747,515	$5,513,672
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$9,747,515	$5,513,672

As of December 31, 2007 and 2006, the Company considered all accounts receivable collectable and has not recorded a provision for doubtful accounts.

3.           INVENTORIES, NET

Inventories at December 31, 2007 and 2006 consisted of the following:

	2007	2006

Electronic compoment	$852,446	$1,459,472
Less: provision for obsolescence	-	-
	$852,446	$1,459,472

For the years ended December 31, 2007 and 2006, no provision for obsolete inventories was recorded by the Company.

4.           PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets at December 31, 2007 and 2006 consist of the following:

	2007	2006

Prepaid expenses	$199,971	$71,572
Deposits paid to suppliers	-	2,884,504
Other receivables	226,378	50,359
	$426,349	$3,006,435

5.           PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 2007 and 2006:

	2007	2006

Furniture, fixtures and equipment	$1,084,217	$992,058
Plant and machinery	718,799	636,512
Motor vehicles	251,477	192,929
	2,054,493	1,821,499
Less: accumulated depreciation	(1,208,584)	(756,825)
Property and equipment, net	$845,909	$1,064,674

Depreciation expense for the years ended December 31, 2007 and 2006 was $382,982 and $359,813 respectively.

6.           OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities at December 31, 2007 and 2006 consist of the following:

	2007	2006

Other payables	$150,841	$1,149,284
Deposits received from customers	-	2,633,570
Other accrued liabilities	156,452	300,108
	$307,293	$4,082,962

SINOHUB, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

7.           NOTES PAYABLE

Notes payable at December 31, 2007 and 2006 consist of the following:

	2007	2006

Note payable to a bank, interest rate of 7.128%
per annum, guaranteed by a subsidiary,
due March 2008	$273,444	$-

Note payable to a bank, interest rate of 7.128%
per annum, guaranteed by a subsidiary,
due February 2008	205,083	-

Note payable to a bank, interest rate of 7.128%
per annum, guaranteed by a subsidiary,
due January 2008	205,083	-

Note payable to a bank, interest rate of 7%
per annum, secured by 30% deposit,
due September 2008	502,854	-

Note payable to a bank, interest rate of 7%
per annum, secured by 30% deposit,
due September 2008	513,771	-

Note payable to a bank, interest rate of 3.06%
per annum, secured by 100% deposit,
due June 2008	3,059,447	-

Note payable to a bank, interest rate of 3.33%
per annum, secured by 100% deposit,
due July 2008	2,144,748	-
	6,904,430	-
Less: current maturities	6,904,430	-
Long-term portion	$-	$-

Interest expense paid for the years ended December 31, 2007 and 2006 was $111,679 and $0 respectively.

8.           OTHER LOANS PAYABLE

Other loans payable represent amounts due to third parties and are due on demand or normally within one year. These loans generally can be renewed. Interest expense is charged at 6% to 34% per annum on the amounts due.

Interest expense paid for the years ended December 31, 2007 and 2006 was $28,660 and $16,991 respectively.

SINOHUB, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

9.           COMMITMENTS AND CONTINGENCIES

(A)        Employee Benefits

The full time employees of SinoHub SCM SZ, SinoHub Electronics SZ, SinoHub SCM SH, SinoHub Electronics SH are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. The Company is required to accrue for those benefits based on certain percentages of the employees’ salaries and make contributions to the plans out of the amounts accrued for medical and pension benefits. The total provision and contributions made for such employee benefits for the years ended December 31, 2007 and 2006 was $27,262 and $8,889 respectively. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

(B)	Commitments

The Company leases warehouse and office spaces from third parties under five operating leases which expire on July 9, 2008, July 9, 2008, May 31, 2008, March 22, 2011 and December 9, 2008 at annual rental of $48,118, $38,348, $25,106, $42,017 and $9,188 respectively.

As at December 31, 2007, the Company has outstanding commitments with respect to the above operating leases, which are due as follows:

2008	$107,061
2009	43,761
2010	44,258
2011	9,822
$204,902

10.           EARNINGS PER SHARE

The following is information of net income per share at December 31, 2007 and 2006:

	2007	2006

Net income for basic and diluted earnings per share	$3,500,922	$1,201,604

Weighted average shares used in basic computation	9,486,302	7,817,178

Effect of dilutive securities:
Preferred stocks	5,364,327	5,233,334
Options and warrants	124,603	33,333
Weighted average shares used in diluted computation	14,850,629	13,050,512

Earnings per share:
Basic	0.37	0.15
Diluted	0.24	0.09

11.           STOCK-BASED COMPENSATION

From January 2005 to December, 2007, the Company granted to its employees, stock options qualified under the Company’s 2000 ISOP plan to purchase Common Stock. As of December 31, 2007 stock options granted under the Company’s 2000 ISOP plan to purchase 472,700 shares of its Common Stock at an exercise price ranging from $0.10 to $0.20 per share were outstanding. The stock options granted become exercisable (“vested”) as to 25% of the original number of shares on the first anniversary of the grant date and as to an additional 6.25% of the original number of shares at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date. Unless earlier terminated, these stock options granted shall expire ten years after the grant date.

SINOHUB, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

The fair value of stock options granted was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Expected	Expected	Dividend	Risk Free	Grant Date
Life	Volatility	Yield	Interest Rate	Fair Value
5 yrs	175%	0%	2.5%	$0.1 to $0.2

-	Dividend Yield: The expected dividend yield is zero. The Company has not paid a dividend and does not anticipate paying dividends in the foreseeable future.

-
Risk Free Rate: Risk-free interest rate of 2.5% was used.  The risk-free interest rate was based on U.S. Treasury yields with a remaining term that corresponded to the expected term of the option calculated on the granted date.

-
Expected Life:  Because the Company has no historical share option exercise experience to estimate future exercise patterns, the expected life was determined using the simplified method as these awards meet the definition of "plain-vanilla" options under the rules prescribed by Staff Accounting Bulletin No. 107.

Stock compensation expense is recognized based on awards expected to vest.  There was no estimated forfeiture as the Company has a short history of issuing options. SFAS No. 123R requires forfeiture to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

The 399,500 stock options and 10,000 stock options issued during the year 2007 and 2006 respectively had a total fair value of approximately $53,796. The Company recognized $6,248 and $1,448 of compensation expenses included in general and administrative expenses for the year ended December 31, 2007 and 2006 respectively.

As of December 31, 2007, the total compensation cost related to stock options not yet recognized was $47,548 and these will be recognized over the next 4 to 5 years.

The following is a summary of the stock options activity:

	Number of Options Outstanding	Weighted- Average Exercise Price
Balance, December 31, 2005	148,500	$0.10
Granted	10,000	$0.10
Forfeited	(16,900)
Exercised	-
Balance, December 31, 2006	141,600	$0.10
Granted	399,500	$0.20
Forfeited	(58,087)	-
Exercised	(10,313)	$0.10
Balance, December 31, 2007	472,700	$0.18

SINOHUB, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

The following is a summary of the status of options outstanding at December 31, 2007:

Outstanding Options			Exercisable Options
Exercise Price	Number	Average Remaining Contractual Life	Average Exercise Price	Number	Weighted Average Exercise Price
$0.10	93,900	7.7 years	$0.10	54,037	$0.10
$0.13	104,900	9.25 years	$0.13	0	$0.13
$0.20	273,900	10 years	$0.20	0	$0.20
Total	472,700	9.38 years*	$0.1646*	54,037	$0.10
* weighted average

The following is a summary of the status of options outstanding at December 31, 2006:

Outstanding Options			Exercisable Options
Exercise Price	Number	Average Remaining Contractual Life	Average Exercise Price	Number	Weighted Average Exercise Price
$0.10	141,600	8.62	$0.10	79,548	$0.10

12.           STOCKHOLDERS’ EQUITY

(A)           Appropriated Retained Earnings

The Company’s PRC subsidiaries are required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on the after-tax net income determined in accordance with the laws and regulations of the PRC.  Prior to January 1, 2006 the appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the laws and regulations of the PRC until the reserve is equal to 50% of the entities’ registered capital.  Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined by the Board of Directors.  Effective January 1, 2006, the Company is only required to contribute to one statutory reserve fund at 10 percent of net income after tax per annum, such contributions not to exceed 50 percent of the respective companies’ registered capital.

The statutory reserve funds are restricted for use to set off against prior period losses, expansion of production and operation or for the increase in the registered capital of the Company. The statutory public welfare fund is restricted for use in capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation.

During 2007 and 2006, the Company appropriated $285,461 and $14,304 respectively to the reserves funds based on its net income in accordance with the laws and regulations of the PRC.

(B)           Series A, Series B and Series C Convertible Preferred Stock

The Series A, Series B and Series C Convertible Preferred stock (“Series A, B and C Stock”) provide for mandatory conversion: (i) at any time the Company shall  effect an underwritten public offering of shares of common stock at a public offering price per share (prior to any underwriting commissions and expenses) that is at least three times greater than the amount of the conversion price then in effect in an offering that results in net proceeds to the Company and any selling stockholders (after deducting any underwriting discounts and registration expenses) of at least $15 million (a “Qualified Public Offering”), or (ii) the holders of at least a majority of the preferred stock (voting on an as-converted basis) consent to the conversion of all outstanding preferred stock. The number of authorized shares of preferred stock shall automatically be reduced by the number of shares of preferred stock that is converted.

SINOHUB, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

On December 11, 2007, 100,000 Series A warrants were exercised for Series A Convertible Preferred stock. The warrants were initially issued for services on June 21, 2004 and were each exercisable for one share of the Company’s Series A Convertible Preferred stock at $0.17 per share (“Series A Warrants’). The warrants have been determined to have a total market value of $10,771 using the Black-Scholes option pricing model with a market value per Series A Preferred stock of 0.1077, an exercise period of 3.5 years and a volatility of 175%. Since the warrants may be exercised at anytime, the Company expensed the entire $10,771 during the year ended December 31, 2004.

During November and December, 2007, the Company issued to investors 1,350,000 shares of Series C Convertible Preferred stock at $0.80 per share for a total of $1,080,000 together with Series C warrants to purchase 250,000 Series C Convertible Preferred stock at a price of $0.80 for cash of $50,000. The warrants issued were exercised on December 28, 2007.

(C)           Issuance of Common Stock

During February, 2006, the Company issued 100,000 bonus shares of common stock to the Chief Financial Officer. The shares were valued at the market price on the date of issuance, yielding an aggregate fair value of $10,000. This expense is recorded as stock compensation expenses included under selling, general and administrative expenses included in the accompanying financial statements.

SINOHUB, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

During April, 2006, the Company issued 70,000 shares of common stock for services to third parties at fair value $0.1 per share, for a total of $7,000.

During May, 2006, the Company issued 900,000 shares of common stock to third parties for cash at $0.111 per share, for a total of $100,000.

During June, 2006, the Company issued 1,000,000 shares of common stock to the spouse of a director in consideration for the forgiveness of  $1,000,000 in outstanding debt.

During May, 2007, the Company issued 350,000 shares of common stock for services to the spouse of a director at fair value $0.121 per share, for a total of $42,350.

During May, 2007, the Company issued 900,000 bonus shares of common stock to the Chief Financial Officer. The shares were valued at the market price on the date of issuance, yielding an aggregate fair value of $108,900. This expense was recorded as stock compensation expenses included under selling, general and administrative expenses in the accompanying financial statements.

During November, 2007, the Company issued 65,000 shares of common stock for services to third parties at fair value $0.121 per share, for a total of $7,865.

On March 20, 2007, a former employee exercised his stock options to purchase 7,813 shares of common stock for $781.

On June 8, 2007, a former employee exercised his stock options to purchase 2,500 shares of common stock for $250.

On November 12, 2007, 140,000 warrants were exercised for common stock. The warrants were initially issued for services on November 12, 2006 and were each exercisable for one share of the Company’s common stock at $0.121 per share. The warrants have been determined to have a total market value of $9,479 using the Black-Scholes option pricing model with a market value per common stock of 0.0677, an exercise period of 2 years and a volatility of 175%. Since the warrants may be exercised at anytime, the Company expensed the entire $9,479 during the year ended December 31, 2006.

On November 19, 2007, a former director exercised his non-qualified stock options to purchase 34,375 shares of common stock for $3,438. The 50,000 options were initially issued on January 19, 2005.  The remaining 15,625 options expired and were forfeited.

On December 5, 2007, a director exercised his non-qualified stock options to purchase 50,000 of common stock for $2,500. The options were initially issued on June 1, 2001.

On December 28, 2007, a stockholder exercised his warrant to purchase 122,600 shares of common stock for $14,951. The warrants were initially issued for services on January 27, 2007 and were each exercisable for one share of the Company’s common stock at $0.121 per share. The warrants have been determined to have a total market value of $9,376 using the Black-Scholes option pricing model with a market value per common stock of 0.0765, an exercise period of 2 years and a volatility of 175%. Since the warrants may be exercised at anytime, the Company expensed the entire $9,376 during the year ended December 31, 2007.

13.           RELATED PARTY TRANSACTIONS

a)	As of December 31, 2007, a related company owed the Company $1,492,766 which is interest free and repayable on demand.

b)	As of December 31, 2006, the Company owed the related company $1,637,249 which is interest free and repayable on demand.

c)
As of December 31, 2006, the Company owed a director $203,038 which is repayable on demand. Interest expense is charged at 6.5% per annum on the amount due. Interest expense paid for the years ended December 31, 2007 and 2006 was $3,502 and $14,700 respectively.

d)	During June, 2006, the Company issued 1,000,000 shares of common stock to the spouse of a director in consideration for the forgiveness of $1,000,000 in outstanding debt.

e)	The Company paid service fees to a related company of $197,460 and $111,601 for the years ended December 31, 2007 and 2006, respectively.

f)	During May, 2007, the Company issued 350,000 shares of common stock for services to the spouse of a director at a fair value of $0.121 per share, for a total of $42,350.

g)
The Company sold goods totaling $1,220,404 to a related company during the year ended December 31, 2007. The Company purchased goods totaling $503,613 from the related company during the year ended December 31, 2007.

 SINOHUB, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

14.           INCOME TAX

It is management's intention to reinvest all the income attributable to the Company earned by its operations outside of the US. Accordingly, no US corporate income taxes are provided for in these financial statements.

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

SinoHub, Inc. was incorporated in the United States and has incurred net operating loss as for income tax purposes for 2007 and 2006.

SinoHub, Inc. has net operating loss carry forwards for income taxes amounting to approximately $274,000 as at December 31, 2007 which may be available to reduce future years’ taxable income. These carry forward tax losses, will expire, if not utilized, commencing in 2027. Management believes that the realization of the benefits from these losses appears uncertain due to the Company’s operating history income and continuing losses for tax purposes. Accordingly, a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded. The valuation allowances at December 31, 2007 and December 31, 2006 were $106,860 and $92,886 respectively. The net change in the valuation allowance was an increase of $13,974.

B2B Chips and SinoHub Hong Kong are incorporated in Hong Kong and are subject to Hong Kong profits tax. No provision of Hong Kong profits tax has been made since all of these entities incurred losses during 2007 and 2006.

SinoHub SCM SZ, SinoHub Electronics SZ, SinoHub SCM SH and SinoHub Electronics SH were incorporated in the PRC and are subject to PRC income tax. SinoHub SCM SZ and SinoHub Electronics SZ located in a special economic region in Shenzhen, PRC and SinoHub Electronic SH located in a special economic region in Shanghai, PRC and qualified as a “new or high-technology enterprise” that is allowed 50% income tax reduction. As SinoHub Electronics SZ and SinoHub Electronics SH is wholly owned foreign enterprise, is entitled to a two-year income tax exemption and a 50% income tax reduction for the following three years, no provision for income tax was made by SinoHub Electronics SH. The applicable tax rate has been 33%.  The income tax expense for 2007 and 2006 are summarized as follows:

	Year ended December 31,
	2007	2006

Current	509,154	26,602
Deferred	-	-
	$509,154	$26,602

 SINOHUB, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

The reconciliation of income taxes computed at the statutory income tax rates to total income taxes for the years ended December 31, 2007 and 2006 is as follows:

	2007	2006

SinoHub, Inc.
Income tax computed at the federal statutory rate	34%	34%
State income taxes, net of federal tax benefit	5%	5%
Valuation allowance	-39%	-39%

SinoHub SCM SZ
China income taxes	33%	33%
China income taxes exemption	-18%	-18%
	15%	15%
SinoHub Electronics SZ
China income taxes	33%	33%
China income taxes exemption	-25.5%	-25.5%
	7.5%	7.5%
SinoHub Electronics SH
China income taxes	33%	33%
China income taxes exemption	-33%	-33%
	0%	0%
SinoHub SCM SH
China income taxes	33%	33%

15.           MAJOR CUSTOMERS AND SUPPLIERS

The Company relied on major customers and sales to those customers for the years ended December 31, 2007 and 2006 were as follows:

	Customer A	Customer B
For the year ended
December 31, 2007	10%	-
December 31, 2006	-	11%

The Company relied on major suppliers and purchases from those suppliers for the years ended December 31, 2007 and 2006 were as follows:

	Vendor A	Vendor B	Vendor C	Vendor D
For the year ended
December 31, 2007	13%	11%	10%	-
December 31, 2006	-	-	-	12%

16.           CONCENTRATIONS AND RISKS

During 2007 and 2006, 100% of the Company's assets were located in the PRC and Hong Kong and 96% of the Company's revenues were derived from companies located in the PRC.